Exhibit 99.1

INDENTURE

relating to

$1,500,000,000

Series A Floating Rate Bonds

Eco Telecom Limited,

as Issuer

Altimo Holdings & Investments Limited,

as Guarantor

Deutsche Bank AG London Branch,

as Calculation Agent

and

Deutsche International Corporate Services Limited,

as Trustee

Dated as of

March 9, 2007

THIS INDENTURE, dated as of March 9, 2007 among Eco Telecom Limited, a Gibraltar company (the “Issuer”), Altimo Holdings & Investments Limited, a British Virgin Islands company (the “Guarantor”), Deutsche Bank AG London Branch, as the calculation agent hereunder (the “Calculation Agent”) and Deutsche International Corporate Services Limited, a Jersey limited liability company acting as trustee hereunder (the “Trustee”),

W I T N E S S E T H :

WHEREAS, the Issuer has duly authorized issuances of its Series A Floating Rate Bonds from time to time (the “Securities”) to be issued in one or more tranches as provided herein and the Guarantor has duly authorized the guarantee of payments by the Issuer under the Securities (the “Parent Guarantee”) and, to provide, among other things, for the authentication, delivery and administration thereof, each of the Issuer and the Guarantor has duly authorized the execution and delivery of this Indenture;

WHEREAS, the Securities of each tranche will be evidenced by a Global Security, in registered form, deposited on the closing date for the Securities of such tranche with a common depositary for Euroclear and Clearstream and registered in the name of Deutsche Bank AG London Branch, as common depositary of Euroclear and Clearstream, and the Securities evidenced by a Global Security may not be exchanged for Definitive Securities except in the circumstances specified in the Indenture; and

WHEREAS, the Securities (in the form of Definitive Securities or Global Security, as applicable), the Parent Guarantee and the Trustee’s certificate of authentication shall be in substantially the following form:

[FORM OF FACE OF DEFINITIVE SECURITY]

THE SECURITIES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) NOR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION WITHIN THE UNITED STATES AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO ANY US PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) EXCEPT PURSUANT TO THE TERMS OF AN EXEMPTION FROM OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE SECURITIES ARE BEING OFFERED FOR SALE OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

Eco Telecom Limited

Tranche No.

Definitive Security No.	$

Common Code: 028877668

ISIN No.: XS028877684

Series A Floating Rate Bond

due                  , 200

Eco Telecom Limited, a Gibraltar company (the “Issuer”), for value received hereby promises to pay to the registered holder hereof or registered assigns the principal sum of $              at the Issuer’s office or agency for said purpose in Jersey on                  , 200     (the “Maturity Date”) or at such earlier time as provided in the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, quarterly in arrears on the following dates [•], [•], [•], [•], [•], [•], [•], and [•], commencing on [•], 200     and occurring no later than the Maturity Date (each, an “Interest Payment Date”), on said principal sum in like coin or currency at a floating rate determined in the manner set forth in the Indenture referred to on the reverse hereof. Such interest will accrue on the principal amount hereof from [•], 200     and shall be payable to the Person in whose name this Security is registered at the close of business on the Interest Record Date for such Interest Payment Date. Interest and principal on the Securities will be payable at the office of the Trustee in Jersey, by wire transfer of immediately available funds, or, at the option of the Holder, by check mailed to the address of the Person entitled thereto as such address appears on the Register.

Reference is made to the further provisions set forth on the reverse hereof. All capitalized terms used herein which are defined in the Indenture referred to on the reverse hereof have the meaning set forth therein.

Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Security shall not be valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Trustee acting under the Indenture.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal.

Dated:                         , 20

ECO TELECOM LIMITED

[Seal]

The Common Seal of the Eco Telecom Limited was affixed hereto in the presence of:

By:
Name:
Title:	Authorized Director

By:
Name:
Title:	Company Secretary

[FORM OF FACE OF GLOBAL SECURITY]

THE SECURITIES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) NOR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION WITHIN THE UNITED STATES AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO ANY US PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) EXCEPT PURSUANT TO THE TERMS OF AN EXEMPTION FROM OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE SECURITIES ARE BEING OFFERED FOR SALE OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

Eco Telecom Limited

Tranche No.
Global Security No.	$

Common Code: 028877668

ISIN No.: XS028877684

Series A Floating Rate Bond

due                  , 200

Eco Telecom Limited, a Gibraltar company (the “Issuer”), for value received hereby promises to pay to Deutsche Bank AG London Branch, as Common Depositary, or registered assigns the principal sum of $1,500,000,000 at the Issuer’s office or agency for said purpose in Jersey on                  , 200     (the “Maturity Date”) or at such earlier time as provided in the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, quarterly in arrears on the following dates [•], [•], [•], [•], [•], [•], [•], and [•], commencing on [•], 200     and occurring no later than the Maturity Date (each, an “Interest Payment Date”), on said principal sum in like coin or currency at a floating rate determined in the manner set forth in the Indenture referred to on the reverse hereof. Such interest will accrue on the principal amount hereof from [•], 200     and shall be payable to the Person in whose name this Security is registered at the close of business on the Interest Record Date for such Interest Payment Date. Interest and principal on the Securities evidenced by this Security will be payable to the Common Depositary at the office of the Trustee in Jersey, by wire transfer of immediately available funds.

Except as provided in the Indenture and, subject to certain limitations therein set forth, a Security evidenced by this Security will not be exchangeable for Definitive Securities.

Reference is made to the further provisions set forth on the reverse hereof. All capitalized terms used herein which are defined in the Indenture referred to on the reverse hereof have the meaning set forth therein.

Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Security shall not be valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Trustee acting under the Indenture.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal.

Dated:                         , 20

ECO TELECOM LIMITED

[Seal]

The Common Seal of the Eco Telecom Limited was affixed hereto in the presence of:

By:
Name:
Title:	Authorized Director

By:
Name:
Title:	Company Secretary

[FORM OF REVERSE OF GLOBAL SECURITY AND DEFINITIVE SECURITY]

This Security is one of a duly authorized issue of a tranche of debt securities of the Issuer, limited to the aggregate principal amount of United States dollars $1,500,000,000, issued or to be issued pursuant to an indenture dated as of March 9, 2007 (as amended or supplemented, the “Indenture”), duly executed and delivered by the Issuer and Altimo Holdings & Investments Limited, a British Virgin Islands company, acting as guarantor thereunder (herein called the “Guarantor”) to Deutsche International Corporate Services Limited, a Jersey limited liability company acting as trustee thereunder (herein called the “Trustee”), and Deutsche Bank AG London Branch, as Calculation Agent. Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the holders (the words “holders” or “holder” meaning the registered holders or registered holder) of the Securities.

On any Business Day after the date that is six months prior to the Maturity Date, the Issuer may at its option redeem all but not less than all the outstanding Securities, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100.5% of the aggregate principal amount of the Securities being redeemed plus any accrued but unpaid interest, any Additional Amounts and Break Funding Costs as shall be set forth in the Indenture.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all the Securities (together with interest accrued thereon, any Additional Amounts, Break Funding Costs and Default Costs) may be declared due and payable, in the manner and with the effect, and subject to the conditions, provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be waived by the holders of greater than 50% in aggregate principal amount of the Securities then outstanding and that, prior to any such declaration, such holders may waive any past default under the Indenture and its consequences except a default in the payment of principal of or interest on any of the Securities. Any such consent or waiver by the holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Security and any Securities which may be issued in exchange or substitution herefor, whether or not any notation thereof is made upon this Security or such other Securities.

The Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than the majority in aggregate principal amount of the Securities of this tranche at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities of this tranche; provided that no such supplemental indenture shall (a) extend the final maturity of any Securities of this tranche, or reduce the principal amount thereof, or reduce or change the manner of calculating the rate or extend the time of payment of interest thereon, or impair or affect the rights of any Securityholder to institute suit for the payment thereof without the consent of the holder of each Security of this tranche so affected; or (b) reduce the aforesaid percentage of Securities of this tranche, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all Securities of this tranche then outstanding.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Security at the place, times, and rate, and in the currency, herein prescribed.

The Securities are issuable only in fully registered form without coupons in denominations of $1,000 and any multiple of $1,000.

If a Security is a Definitive Security, at the office or agency of the Issuer referred to on the face hereof and in the manner and subject to the limitations provided in the Indenture, Definitive Securities of this tranche may be exchanged for a like aggregate principal amount of Definitive Securities of this tranche of other authorized denominations.

Upon due presentment for registration of transfer of this Security at the above-mentioned office or agency of the Issuer, a new Security or Securities of this tranche of authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Indenture. No service charge shall be made for any such transfer, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

The Issuer, the Guarantor, the Trustee, and any authorized agent of the Issuer, the Guarantor, or the Trustee, may deem and treat the registered holder hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Issuer, the Guarantor, or the Trustee or any authorized agent of the Issuer, the Guarantor, or the Trustee), for the purpose of receiving payment of, or on account of, the principal hereof and interest hereon and for all other purposes, and neither the Issuer, the Guarantor, nor the Trustee nor any authorized agent of the Issuer, the Guarantor, or the Trustee shall be affected by any notice to the contrary.

This Security shall be governed by and construed in accordance with the laws of the State of New York, United States of America, without giving effect to the conflicts of laws provisions thereof (other than Section 5-1401 of the General Obligations Law of the State of New York, which is expressly made applicable hereto).

[FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION

FOR GLOBAL SECURITY AND DEFINITIVE SECURITIES]

This is one of the Securities referred to in the within mentioned Indenture.

DEUTSCHE INTERNATIONAL CORPORATE SERVICES LIMITED, as Trustee

By:
Name:
Title:

[FORM OF PARENT GUARANTEE FOR GLOBAL SECURITY AND DEFINITIVE SECURITIES]

The Guarantor (as defined in the Indenture referred to in the Security upon which this notation is endorsed (the “Securities”)), upon the terms and subject to the conditions set forth in the Indenture, hereby unconditionally guarantees the due and punctual performance of all obligations of the Issuer to the Securityholders or the Trustee and its successors and assigns all in accordance with the terms set forth in Article 9 of the Indenture.

The Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of the validity, regularity or enforceability of the Securities or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Securityholder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Parent Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, the Indenture and this Parent Guarantee.

The obligations of the Guarantor to the Securityholders and to the Trustee pursuant to this Parent Guarantee and the Indenture are expressly set forth in the Indenture and reference is hereby made to the Indenture for the precise terms of this Parent Guarantee and all of the other provisions of the Indenture to which this Parent Guarantee relates.

This Parent Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities shall be duly executed by the Trustee under the Indenture.

This Parent Guarantee shall be governed by and construed in accordance with the laws of the State of New York, United States of America, without giving effect to the conflicts of laws provisions thereof (other than Section 5-1401 of the General Obligations Law of the State of New York, which is expressly made applicable hereto).

This Parent Guarantee is subject to release upon the terms set forth in the Indenture.

IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed.

ALTIMO HOLDINGS & INVESTMENTS LIMITED

By:
Name:
Title:	Authorized Director

DATED:

[Seal]

The Common Seal of Altimo Holdings & Investments Limited was affixed in the presence of: [name][title]

AND WHEREAS, all things necessary to make the Securities and the Parent Guarantee, when executed by the Issuer and the Guarantor, respectively, and, in the case of the Securities, authenticated and delivered by the Trustee as in this Indenture provided, the valid, binding and legal obligations of the Issuer and the Guarantor, as the case may be, and to constitute these presents a valid indenture and agreement according to its terms, have been done;

NOW, THEREFORE:

In consideration of the premises and the purchases of the Securities by the holders thereof, the Issuer, the Guarantor and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Certain Terms Defined. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

“Additional Amounts” has the meaning set forth in Section 3.14.

“Additional Collateral” means any VIP Shares delivered pursuant to Section 1(d) of the Collateral Agreement and any cash delivered pursuant to Section 1(c) of the Collateral Agreement.

“ADR Program” means the program established by the Deposit Agreement among VIP, The Bank of New York as depositary and owners and beneficial owners of VIP ADRs, dated as of November 20, 1996, as amended or supplemented from time to time.

“Affiliate” has the meaning given in Rule 501(b) under the Securities Act.

“ADR Program Custodian” means the Moscow, Russian Federation, office of ING Bank (Eurasia), as agent of the Depositary in respect of the ADR Program, or any other firm or corporation appointed by the Depositary as substitute or additional custodian pursuant to the Deposit Agreement.

“Authorized Director” means (i) with respect to the Issuer, any director of the Issuer who has been authorized by the Issuer to execute documents and take action on behalf of the Issuer in connection with this Indenture, the Collateral Agreement and the Securities of any tranche and (ii) with respect to the Guarantor, any director of the Guarantor who has been authorized by the Guarantor to execute documents and take action on behalf of the Guarantor in connection with this Indenture, the Securities of any tranche and the Parent Guarantee in respect of the Securities of any tranche.

“Board of Directors” means either the Board of Directors of the Issuer or any committee of such Board duly authorized to act hereunder.

“Board Resolution” means a copy of a resolution certified by a director or secretary of the Issuer to have been duly adopted by the Board of Directors or a duly authorized committee thereof and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Break Funding Costs” means, in relation to a payment of principal or interest in respect of the Securities of any tranche on a date other than the Stated Maturity Date for such tranche or an Interest Payment Date for such tranche, the present value, calculated by discounting to the date of such payment at a rate equal to LIBID with designated maturity (rounded to the nearest month) corresponding to the period from and including the date of such payment to but excluding the next Interest Payment Date for such tranche, of the product of (i) the interest rate that is equal to the LIBO Rate for the Interest Period for such tranche during which such payment occurs minus the LIBO Rate with designated maturity (rounded to the nearest month) corresponding to the period from and including the date of such payment to but excluding the next Interest Payment Date for such tranche, times (ii) a fraction that has the number of days from and including the date of such payment to but excluding the next Interest Payment Date for such tranche as the numerator and 360 as the denominator, times (iii) the Outstanding aggregate principal amount of the Securities of such tranche held by the relevant Holder as of the date of such payment.

“Business Day” means a day which in London and The City of New York is neither a legal holiday nor a day on which banking institutions are authorized by law or regulation to close.

“Calculation Agent” means Deutsche Bank AG London Branch, and its successors and assigns.

“Cash Collateral” has the meaning set forth in the Cash Collateral Assignment.

“Cash Collateral Agent” has the meaning set forth in the Cash Collateral Assignment.

“Cash Collateral Assignment” means the cash collateral assignment dated as of the date hereof between the Issuer and Deutsche International Corporate Services Limited as Cash Collateral Agent.

“Cash Margin” means, at a given time, the amount of cash delivered to the Cash Collateral Agent pursuant to Section 1(c) of the Collateral Agreement and held by the Cash Collateral Agent pursuant to the Cash Collateral Assignment.

“Clearstream” means Clearstream Banking, société anonyme, Luxembourg.

“Closing Date” has the meaning set forth in the Purchase Agreement.

“Collateral” has the meaning set forth in the Collateral Agreement.

“Collateral Agent” has the meaning set forth in the Collateral Agreement.

“Collateral Agreement” means the collateral agreement relating to the Securities of all tranches issued hereunder, dated as of the date hereof, among the Issuer, the Securities Intermediary, the Collateral Agent, the Trustee and the Depositary.

“Collateral Event of Default” has the meaning set forth in the Collateral Agreement.

“Common Depositary” means a depositary common to Euroclear and Clearstream, being initially Deutsche Bank AG London Branch, until a successor Common Depositary, if any, shall have been so appointed, and thereafter Common Depositary shall mean or include each Person who is then a Common Depositary hereunder.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located at St. Paul’s Gate, New Street, St. Helier, Jersey JE4 8ZB.

“Custodian” means the Moscow, Russian Federation, office of ING Bank (Eurasia), as nominee of and custodian for the Securities Intermediary, or any other firm or corporation appointed by the Securities Intermediary as substitute or additional nominee of and custodian for the Securities Intermediary.

“Date of Occurrence” has the meaning specified in Section 3.15(e).

“Default Costs” means, in relation to a payment of principal and interest in respect of the Securities of any tranche on a date other than the Stated Maturity Date for such tranche, (a) the present value, calculated by discounting to the date of such payment at a rate equal to LIBID with designated maturity (rounded to the nearest month) corresponding to the period from and including the date of such payment to but excluding the date that is 18 months after the date of issuance for such tranche, of the product of (i) the Spread for such tranche, times (ii) a fraction that has the number of days from and including the date of such payment to but excluding the date that is 18 months after the date of issuance for such tranche as the numerator and 360 as the denominator, times (iii) the Outstanding aggregate principal amount of the Securities of such tranche held by the relevant Holder as of the date of such payment, plus (b) the Outstanding aggregate principal amount of the Securities of such tranche held by the relevant Holder as of the date of such payment, times 0.5%.

“Definitive Securities” means securities evidencing definitive Securities issued in fully registered form with no coupons attached in exchange for the Global Security under the circumstances provided for herein.

“Delisting” means that the Exchange announces that pursuant to the rules of such Exchange, the VIP ADSs cease (or will cease) to be listed, traded or publicly quoted on the Exchange for any reason (other than a merger or Tender Offer) and are not immediately re-listed, re-traded or re-quoted on an national securities exchange located in the United States.

“Deposit Agreement” means that certain Deposit Agreement among VIP, The Bank of New York, as depositary, and owners and beneficial owners of VIP ADRs, dated as of November 20, 1996, as amended or supplemented from time to time.

“Depositary” means The Bank of New York in its capacity as depositary in respect of the ADR Program, and its successors in such capacity.

“Dispute” has the meaning set forth in Section 11.08(a).

“Dollars”, “U.S. Dollars” or “$”each means freely transferable lawful money of the United States or any successor currency.

“Early Maturity Event” means any event or condition specified as such in Section 3.15(a).

“Early Maturity Time” means the time specified in Section 3.15(a).

“Euroclear” means Euroclear Bank SA/NV, as operator of the Euroclear system.

“Escrowed Account” means the account established by the Issuer with the Escrow Agent pursuant to the Escrow Agreement.

“Escrow Agent” means The Bank of New York in its capacity as escrow agent under the Escrow Agreement, and its successors and assigns in such capacity.

“Escrow Agreement” means the account agreement by and among the Issuer, the Escrow Agent, the Guarantor and the Collateral Agent, acting for the benefit of the Securityholders, dated as of the date hereof.

“Event of Default” means any event or condition specified as such in Section 4.01 which shall have continued for the period of time, if any, therein designated.

“Exchange” means the New York Stock Exchange.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Global Security” means a global security evidencing the Securities of a tranche of Securities issued hereunder that will be deposited on the closing date for such tranche of Securities with, and registered in the name of, a Common Depositary representing the full aggregate principal amount of the Securities of such tranche, as adjusted from time to time in accordance with the terms hereof, or issued in accordance with Article 2 hereof.

“Guarantor” means Altimo Holdings & Investments Limited, a British Virgin Islands company, and, subject to Article 8, its successors and assigns.

“Holder”, “holder of Securities”, “Securityholder” or other similar terms means the registered holder of any Securities (other than the Issuer or any of its Affiliates).

“ICC” has the meaning set forth in Section 11.08(a).

“ICC Rules” has the meaning set forth in Section 11.08(a).

“Indebtedness” means, with respect to any Person, (i) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (ii) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments; (iii) obligations of such Person under any Swap Contract; (iv) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business) or securities; (v) indebtedness (excluding prepaid interest thereon) secured by a lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (vi) capital leases and synthetic lease obligations; and (vii) all guarantees of such Person in respect of any of the foregoing. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.

“Indenture” means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented.

“Interest Payment Date” means, with respect to any tranche of Securities, the dates specified on such Securities of that tranche as well as in the Officers’ Certificate establishing the terms of such tranche as dates on which interest shall be paid, provided that the Stated Maturity Date for such tranche shall be an Interest Payment Date for such tranche.

“Interest Period” means, with respect to any tranche of Securities, each period commencing on an Interest Payment Date for such tranche (or in the case of the first such period for such tranche, the date of issue of that tranche) and ending on the next following Interest Payment Date for such tranche.

“Interest Record Date” means, with respect to any interest payable on any Interest Payment Date for any tranche of Securities, the date one Business Day immediately preceding the relevant Interest Payment Date for such tranche.

“Issuer” means Eco Telecom Limited, a Gibraltar company.

“Judgment Currency” has the meaning set forth in Section 11.10(a)(i).

“Knowledge” means, in respect of the Issuer or the Guarantor: (i) actual awareness by any VIP Investment Responsible Person after reasonable inquiry (including consultation with counsel in the case of any legal or regulatory developments); (ii) constructive knowledge of the contents of any filings made with the United States Securities and Exchange Commission by or in respect of VIP; and (iii) any advice from counsel received by any VIP Investment Responsible Person; provided that the Issuer and the Guarantor shall seek advice from counsel promptly after any VIP Investment Responsible Person receives any information that any fact, condition or circumstance that may cause an Early Maturity Event or Event of Default may have occurred or may occur prior to the payment in full of all obligations of the Issuer under the Principal Documents.

“Legend” has the meaning set forth in Section 2.05.

“LIBID” means, with respect to a time of determination, the London based interbank bid rate bid by three major London based banks at such time, on USD call money loans traded by London based banks at such time as determined by the Calculation Agent.

“LIBO Rate” means, with respect to any Interest Period for any tranche of Securities, the rate for deposits in U.S. Dollars having maturity of three months that appears on Telerate Page 3750 as of 11:00 A.M., London time, on the second Business Day (the “Determination Date”) next preceding the Interest Payment Date for such tranche on which such Interest Period commences (or, in the case of the first Interest Period for tranche, the date of issuance of such tranche of Securities). If no such rate appears on Telerate Page 3750 on such Determination Date, the Calculation Agent will determine such rate to be the rate for such Determination Date as appears on such other generally recognized electronic source used for the purposes of displaying such rate; provided that if no other generally recognized electronic source used for displaying such rate and selected by the Calculation Agent is providing such rate for such Determination Date in the manner described by this sentence, LIBO Rate for such Interest Period shall be determined by the Calculation Agent in a commercially reasonable manner.

“LTV Ratio” means, as of any time of determination, which shall be a Business Day (or, if such date is not a Business Day, the next Business Day), (i) the aggregate principal amount of the Securities of all tranches then outstanding less the amount of Cash Margin pledged in favor of the Collateral Agent for the benefit of the Securityholders pursuant to the Collateral Agreement divided by (ii) the Market Value of the Pledged Collateral at such time, expressed as a percentage (as determined by the Calculation Agent).

“LTV Margin Level” means an LTV Ratio of 60%.

“LTV Reset Level” means an LTV Ratio of 55%.

“LTV Initial Ratio” means an LTV Ratio of 55%.

“LTV Trigger Level” means an LTV Ratio of 65%.

“LTV Ratio Early Unwind” has the meaning set forth in Section 3.15(a)(ix).

“Market Value” means, with respect to any Pledged Collateral comprising publicly traded securities at any time of determination, the most recently publicly quoted sale price of such securities, or, with respect to any other Pledged Collateral, the cash equivalent, expressed in U.S. dollars, for the Pledged Collateral as of the date of determination as determined by the Calculation Agent. For the purposes of this definition (i) the Market Value of VIP Shares shall be equal to the most recently publicly quoted sale price of the VIP ADSs multiplied by the exchange ratio for converting VIP Shares into ADSs as set forth in the Deposit Agreement and (ii) if any cash dividend is declared on any securities that form part of the Pledged Collateral in respect of which the ex-dividend date would fall after the payment date of such dividend, on each Business Day during the period from and including the date of declaration of such dividend through and including the date of payment of such dividend, the price of such a security shall be, subject to clause (i) of this sentence, the most recent publicly quoted sale price of such security less the per security amount of such declared dividend.

“Master Agreement” means any form of master agreement published by the International Swaps and Derivatives Association, Inc., The Bond Market Association, International Securities Market Association, any International Foreign Exchange Master Agreement, or any other master agreement, together with any related schedules.

“Maturity Date” means, for any tranche of the Securities, the Stated Maturity Date or the Early Maturity Time for such tranche.

“Nationalization” means that all the VIP Shares or VIP ADSs or all or substantially all the assets of VIP are nationalized, expropriated or are otherwise required to be transferred to any governmental agency, authority, entity or instrumentality thereof;

“Notice of Default” has the meaning set forth in Section 4.01.

“Officers’ Certificate” means a certificate signed by the Director of the Issuer and delivered to the Trustee. Each such certificate shall include the statements provided for in Section 11.04.

“Opinion of Counsel” means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Issuer or who may be other counsel reasonably satisfactory to the Trustee. Each such opinion shall include the statements provided for in Section 11.04, if and to the extent required hereby.

“Outstanding”, when used with reference to Securities of any tranche, shall mean, as of any particular time, all Securities of such tranche authenticated and delivered by the Trustee under this Indenture but not redeemed or accelerated, except

(a) Securities theretofor cancelled by the Trustee or delivered to the Trustee for cancellation;

(b) Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Issuer) or shall have been set aside, segregated and held in trust by the Issuer (if the Issuer shall act as its own paying agent);

(c) Securities in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 2.08 (unless proof satisfactory to the Trustee is presented that any of such Securities is held by a person in whose hands such Security is a legal, valid and binding obligation of the Issuer).

“Paying Agent” has the meaning set forth in Section 3.03.

“Payment Business Day” means a day which in London, Moscow and The City of New York is neither a legal holiday nor a day on which banking institutions are authorized by law or regulation to close.

“Parent Guarantee” shall have the meaning set forth in Section 9.01.

“Permitted Financing Transaction” shall have the meaning set forth in Section 3.10.

“Permitted Subordinated Indebtedness” means, with respect to the Issuer, any Indebtedness owed by the Issuer to the Guarantor or any Affiliate of the Issuer or the Guarantor; provided that (i) the claims in respect of such Indebtedness have been contractually subordinated to the claims in respect of the Securities to the reasonable satisfaction of the Calculation Agent, and (ii) at any time, the aggregate principal amount of such Indebtedness does not exceed the sum of (1) the Cash Margin at such time, (2) the aggregate amount of all the payments that have become due under the Securities by such time, (3) $1,000,000 (which shall be used for the reasonable ongoing administration and maintenance of the Issuer) and (4) an amount of Indebtedness of up to $825,000,000 existing as of March 8, 2007 that was incurred in connection with acquisition by the Issuer of 10,293,934 VIP ADSs that were the subject of transactions under a 2002 master agreement and schedule thereto published by the International Swaps and Derivatives Association, Inc. together with a master confirmation dated August 30, 2006 between Rightmarch Limited, a wholly-owned subsidiary of the Guarantor, and a counterparty relating to certain share forward transactions in respect of VIP ADSs (such Indebtedness, the “Intra-Group ADS Acquisition Loan”).

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity of whatever nature.

“Pledged Collateral” has the meaning set forth in the Collateral Agreement.

“Preferred VIP Shares” means preferred shares of VIP with a nominal value of 0.005 rubles each.

“Principal Documents” means the Indenture, the Securities of each tranche issued hereunder, the Parent Guarantee, the Collateral Agreement, the Cash Collateral Assignment, the Escrow Agreement and the Transaction Side Letter.

“Purchase Agreement” means the purchase agreement dated as of the date hereof among the Issuer, the Guarantor and Deutsche Bank AG London Branch and agreed and acknowledged in certain respects by the Trustee and the Calculation Agent.

“Redemption Date” has the meaning set forth in Section 10.01.

“Register” means the register maintained by the registrar that evidences ownership of the Bonds.

“Registrar” has the meaning set forth in Section 3.03.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of May 30, 2001 between and among Telenor East Invest AS, a Norwegian company, the Issuer and VIP, as amended or supplemented from time to time.

“Required Currency” has the meaning set forth in Section 11.10(a)(i).

“Responsible Officer” when used with respect to the Trustee means the chairman of the board of directors, any vice chairman of the board of directors, the chairman of the trust committee, the chairman of the executive committee, any vice chairman of the executive committee, the president, any vice president (whether or not designated by numbers or words added before or after the title “vice president”), the cashier, the secretary, the treasurer, any trust officer, any assistant trust officer, any assistant vice president, any assistant cashier, any assistant secretary, any assistant treasurer, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Securities Intermediary” means the financial institution identified as such in the preliminary paragraph of the Collateral Agreement, or any appointed successor thereof.

“Security” or “Securities” means any bond, as the case may be, authenticated and delivered under this Indenture.

“Spread” means the percentage per annum set forth in the Purchase Agreement.

“Stated Maturity Date” means, with respect to any tranche of Securities, the maturity date stated on the Securities of that tranche as well as on the Officers’ Certificate establishing the terms of such tranche.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, forward equity, forward equity price or forward equity index transactions, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, (b) any agreements to purchase securities or other property which arise out of or in connection with the sale of the same or substantially similar securities or properties, whether or not any such transaction is governed by or subject to any master agreement, and (c) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any Master Agreement, including any obligations or liabilities under any Master Agreement.

“Taxes” has the meaning set forth in Section 3.14.

“Taxing Jurisdiction” has the meaning set forth in Section 3.14.

“Telenor” means Telenor Invest SA.

“Telerate Page 3750” means the display designated as “Page 3750” on Bridge Telerate, Inc., or any successor service, for the purpose of displaying the London interbank rates for major banks for U.S. Dollars.

“Tender Offer” means a takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any entity or person that results in such entity or person purchasing, or otherwise obtaining or having the right to obtain, by conversion or other means, greater than 10% and less than 100% of the outstanding voting shares of VIP, as determined by the Calculation Agent, based upon the making of filings with governmental or self-regulatory agencies or such other information as the Calculation Agent deems relevant.

“Third Party Pledgee” shall have the meaning specified in Section 3.10(a).

“Trading Day” means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the VIP ADSs are not then listed on the New York Stock Exchange, on the principal U.S. national securities exchange on which the VIP ADSs are then listed.

“Trading Volume Determination Date” has the meaning specified in Section 3.15(a).

“Transaction Side Letter” means the side letter agreement dated as of the date hereof between the Issuer, the Guarantor and Deutsche Bank AG London Branch, as the initial purchaser of the Securities, relating to certain transactions of Deutsche Bank AG London Branch and certain representations made by the Guarantor.

“Trustee” means the entity identified as “Trustee” in the first paragraph hereof and, subject to the provisions of Article 5, shall also include any successor trustee.

“VIP” means the Open Joint Stock Company “Vimpel-Communications” organized under the laws of the Russian Federation.

“VIP ADRs” means the American depository receipts issued under the ADR Program evidencing VIP ADSs.

“VIP ADSs” means the American depository shares issued under the ADR Program, each representing one-quarter (0.25) of a VIP Share or such other proportion as may be determined from time to time.

“VIP Collateral Account” has the meaning set forth in the Collateral Agreement.

“VIP Investment Responsible Person” means any director or officer of the Issuer, the Guarantor or any of their Affiliates (including, without limitation, any direct or indirect shareholder of the Issuer or the Guarantor or any other beneficiary of the VIP Shares held by the Issuer).

“VIP Principal Agreements” means the agreements listed on Schedule I hereto.

“VIP Securities” means any security issued by VIP, or depositary securities representing the same, including, without limitation, VIP Shares, Preferred VIP Shares and VIP ADSs.

“VIP Shares” means the common stock of VIP, 0.005 rubles nominal value per share or security entitlements with respect thereto.

ARTICLE 2

FORMS OF SECURITIES, ISSUE, EXECUTION, FORM AND REGISTRATION OF SECURITIES

Section 2.01. Forms Generally. The Global Security and the Definitive Securities evidencing the registration of ownership in the Register and the Trustee’s certificates of authentication shall be in substantially the forms set forth in the preamble hereto. The Securities shall use the form of Definitive Securities or Global Security, as applicable. The Global Security and the Definitive Securities shall bear the restrictive legend on the face thereof substantially in the form set forth in the preamble hereto.

The Securities may be issued with appropriate insertions, omissions, substitutions and variations, and shall have imprinted thereon the Parent Guarantee.

The Global Securities representing the Securities shall be exchangeable for Definitive Securities only upon the occurrence of the events specified in Section 2.07(c) below.

Subject to the provisions of applicable law, the Securities shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the Officers executing such Securities, as evidenced by their execution of such Securities.

Upon their original issuance, the Securities of each tranche is issued hereunder shall be issued in fully registered form and evidenced by a Global Security, the form set forth in the preamble hereto.

The Securities shall be initially offered and sold in reliance on Regulation S and shall be held through Euroclear and Clearstream and shall be deposited with the Common Depositary and registered in the name of Deutsche Bank AG, London Branch, as Common Depositary and the Trustee shall thereafter deliver the Global Security evidencing such Securities for deposit with the Common Depositary.

Section 2.02. Authentication and Delivery of Securities. The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is $1,500,000,000. The Securities may be issued in one or more tranches. Upon the execution and delivery of this Indenture and until March 9, 2008, from time to time one or more tranches of Securities may be issued hereunder provided that no tranche of Securities may be issued hereunder on a date that is within two months of (i) the date of issuance of the previous tranche of Securities issued hereunder, if any, or (ii) the receipt of any proceeds by the Issuer pursuant to a Permitted Financing Transaction.

The Securities of each tranche will be evidenced by a Global Security for that tranche executed by the Issuer and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate, on behalf of the holders of beneficial interests in the Securities represented thereby, the said Securities upon the written order of the Issuer, signed by an Authorized Director of the Issuer without any further action by the Issuer and the Trustee shall thereafter deliver the Global Security evidencing such Securities for deposit with the Common Depositary.

There shall be established in or pursuant to authorization provided in a Board Resolution and, subject to Section 2.03, Section 2.04 and Section 2.05, set forth in an Officers’ Certificate of the Issuer or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any tranche,

(i) the title of the Securities of such tranche (which shall distinguish the Securities of such tranche from all other Securities);

(ii) the amount of aggregate principal amount of the Securities of such tranche that may be authenticated and delivered under this Indenture, which shall be at least $100,000,000 and in multiples of $50,000,000 thereafter;

(iii) the date on which the principal of any Securities of such tranche is payable, which shall be the date that is two years after the date the Securities of such tranche are authenticated;

(iv) the Interest Payment Dates on which interest on Securities of such tranche shall be payable, which shall be quarterly with the first Interest Payment Date following approximately 90 days after the date the Securities of such tranche are authenticated;

All Securities of the same tranche shall be identical except as to denominations.

If any of the terms of the tranche are established by action taken pursuant to authorization provided by a Board Resolution, a copy of an appropriate record of such action shall be delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the tranche.

The Trustee shall have the right to decline to authenticate and deliver any Securities under this Indenture if the Trustee determines in good faith that such action may not lawfully be taken by the Issuer or if the Trustee in good faith by its Board of Directors or board of trustee, executive committee, or a trust committee of directors or trustees or Responsible Officers shall reasonably determine that such action would expose the Trustee to personal liability to existing holders.

No tranche of Securities may be issued, unless, after giving full effect to such issuance, the LTV Ratio is equal to or less than the LTV Initial Ratio.

The Global Security representing the Securities shall be exchangeable for Definitive Securities only upon the occurrence of the events specified in Section 2.07(c) below.

Section 2.03. Execution of Securities. The Securities shall be executed on behalf of the Issuer by an Authorized Director of the Issuer, under its corporate seal. Such signatures may be the manual or facsimile signatures of the present or any future such officers. The seal of the Issuer may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Securities. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Securities which has been duly authenticated and delivered by the Trustee.

In case any Authorized Director of the Issuer who shall have signed any of the Securities shall cease to be such Authorized Director before the Securities so signed shall be authenticated and delivered by the Trustee or disposed of by the Issuer, such Securities nevertheless may be authenticated and delivered or disposed of as though the person who signed such Securities had not ceased to be such Authorized Director of the Issuer; and any Securities may be signed on behalf of the Issuer by such person as, at the actual date of the execution of such Securities, shall be the proper Authorized Director of the Issuer, although at the date of the execution and delivery of this Indenture any such person was not such Authorized Director.

Section 2.04. Certificate of Authentication. Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, executed by the Trustee by manual signature of one of its authorized officers, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Securities executed by the Issuer shall be conclusive evidence that such Securities so authenticated have been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

Section 2.05. Denomination and Date of Securities; Payments of Interest. The Securities shall be issued in fully registered form without coupons and in denominations of $1,000 and multiples thereof.

Each Security shall be dated as of the date of original issuance of such Securities except that each Definitive Security shall be dated the date of its authentication. Each Security shall bear interest from such date and shall be payable on the dates specified on the face of the Security.

The person in whose name any Security of any tranche is registered in the Register at the close of business on any Interest Record Date with respect to any Interest Payment Date for such tranche shall be entitled to receive the interest, if any, payable on such Interest Payment Date notwithstanding any transfer or exchange of such Securities subsequent to the Interest Record Date and prior to such Interest Payment Date, except if and to the extent the Issuer shall default in the payment of the interest due on such Interest Payment Date, in which case such defaulted interest shall be paid to the persons in whose names outstanding Securities of such tranche are so registered at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the holders of Securities of such tranche not less than 15 days preceding such subsequent record date.

Section 2.06. Registration. The Issuer will keep at each office or agency to be maintained for the purpose as provided in Section 3.03 a Register showing the aggregate principal amount of Securities registered in the same of each Holder of as the date of issue of each tranche of Securities issued hereunder. Subject to such reasonable regulations as it may prescribe, the Registrar will register all subsequent transfers and changes as registered ownership in respect of the Securities issued hereunder and the names and addresses of the registered Holders. Such Register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times such Register shall be open for inspection by the Trustee. The Registrar will carry out such other acts as may be necessary to give effect to the provisions of this Indenture.

Section 2.07. Transfer and Exchange. (a) The Trustee shall retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Security (or a beneficial interest therein) of which the registration of ownership is evidenced by the Global Security and of any Definitive Security, and the Issuer will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee.

All Securities presented for registration of transfer, exchange or payment shall (if so required by the Issuer or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the holder or his attorney duly authorized in writing.

(b) Transfers of Definitive Securities. Upon due presentation for registration of transfer of any Definitive Security at each such office or agency, the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Definitive Security or Securities in authorized denominations for a like aggregate principal amount.

Any Definitive Security or Securities of any tranche may be exchanged for a Definitive Security or Securities of the same tranche in other authorized denominations, in an equal aggregate principal amount. Definitive Securities to be exchanged shall be surrendered at each office or agency to be maintained by the Issuer for the purpose as provided in Section 3.03, and the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor the Definitive Security or Securities which the Securityholder making the exchange shall be entitled to receive, bearing numbers not contemporaneously outstanding.

In the case of a transfer of only part of a Definitive Security, a new Definitive Security shall be issued to the transferee in respect of the part transferred and a further new Definitive Security in respect of the balance of the holding not transferred shall be issued to the transferor.

All Definitive Securities issued upon any registration of transfer or exchange of the Securities under the terms of this Indenture shall be valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration or transfer or exchange.

(c) Exchange of a Global Security for Definitive Securities. A Global Security will only be exchangeable in whole but not in part for Definitive Securities if:

(i) the Securities become ineligible for clearance and settlement through Euroclear and Clearstream or the Common Depositary is unwilling or unable to hold the Securities and the Issuer is not able, after using its best efforts, to arrange for clearance and settlement of the Securities through a successor clearing system to the satisfaction of the Trustee; or

(ii) an Event of Default has occurred and is continuing.

The beneficial owners of interests in the Global Security shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Common Depositary and the Common Depositary shall be treated by the Issuer, the Guarantor, the Trustee, and any agent of the foregoing Persons as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Guarantor, the Trustee or Calculation Agent or any agent of the foregoing Persons, from giving effect to any written certification, proxy or other authorization furnished by the Common Depositary or impair, as between the Common Depositary or other clearance service and the beneficial owner, the operation of customary practices and applicable law governing the exercise of the rights of a beneficial owner of any security held in a securities clearing system, including without limitation the granting of proxies or other authorization of participants to give or take any request, demand, authorization, reaction, notice, consent, waiver or other action which a Holder is entitled to give or take under this Indenture.

In connection with any exchange of interests in a Global Security for Definitive Securities of another authorized form, as provided in this Section

2.07(c), then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged, the Issuer shall deliver to the Trustee Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security. On or after the earliest date on which such interests may be so exchanged, the Trustee shall authenticate and deliver, in and against exchange for such Global Security, through the Issuer to the holder of such Global Security an equal aggregate principal amount of Definitive Securities of authorized denominations as the principal amount of such Global Security. Definitive Securities issued pursuant to this Section 2.07(c) shall be in fully registered form without coupons and registered in such names, and delivered, as Euroclear or Clearstream, as the case may be, shall instruct the Trustee.

Any Global Security that is exchangeable pursuant to this Section 2.07(c) shall be exchangeable for Definitive Securities issuable in minimum denominations of $1,000 and in multiples thereof. The cost of preparing, printing, packaging and delivering any Definitive Securities shall be borne by the Issuer.

No service charge shall be made for any transfer or exchange of Definitive Securities or the delivery of Definitive Securities, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange or registration of transfer of Definitive Securities.

Section 2.08. Mutilated, Defaced, Destroyed, Lost and Stolen Securities. In case any Security shall become mutilated, defaced or be apparently destroyed, lost or stolen, the Issuer in its discretion may execute, and upon the written request of any officer of the Issuer, the Trustee shall authenticate and deliver, subject to the final paragraph of Section 2.07 a new Security, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and substitution for the Security so apparently destroyed, lost or stolen. Any Security surrendered to the Trustee for a new Security shall be cancelled by the Trustee in accordance with Section 2.07. In every case the applicant for a substitute Security shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such Security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft evidence to their satisfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof.

Upon the issuance of any substitute Security, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Security which has matured or is about to mature, shall become mutilated or defaced or be apparently destroyed, lost or stolen, the Issuer may, instead of issuing a substitute Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Security), if the applicant for such payment shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as any of them may require to save each of them harmless from all risks, however remote, and, in every case of apparent destruction, loss or theft, the applicant shall also furnish to the Issuer and the Trustee and any agent of the Issuer or the Trustee evidence to their satisfaction of the apparent destruction, loss or theft of such Securities and of the ownership thereof.

Every substitute Security issued pursuant to the provisions of this section by virtue of the fact that any Security is apparently destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the apparently destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced, or apparently destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other Securities without their surrender.

Section 2.09. Cancellation of Securities; Destruction Thereof. All Securities surrendered for payment, registration of transfer or exchange by any Holder, if surrendered to the Issuer or any agent of the Issuer or the Trustee, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be cancelled by it; and no Security shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall destroy cancelled Securities held by it and deliver a certificate of destruction to the Issuer.

Section 2.10. Temporary Securities. Pending the preparation of Definitive Securities of any tranche, the Issuer may execute and the Trustee shall authenticate and deliver temporary Securities of that tranche (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities shall be issued in fully registered form without coupons, of any authorized denomination, and substantially in the form of the Definitive Securities of any tranche but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Issuer with the concurrence of the Trustee. Temporary Securities may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Security shall be executed by the Issuer and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the Definitive Securities. Without unreasonable delay the Issuer shall execute and shall furnish Definitive Securities and thereupon temporary Securities may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Issuer for the purpose pursuant to Section 3.03, and the Trustee shall authenticate and deliver in exchange for such temporary Securities a like aggregate principal amount of Definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall be entitled to the same benefits under this Indenture as definitive Securities.

Section 2.11. Legal Holidays. In any case where any Interest Payment Date shall not be a Payment Business Day, notwithstanding any other provision of this Indenture or any of the Securities, interest shall not be paid on such date, but it shall be paid on the next succeeding Payment Business Day with the same force and effect as if made on such Interest Payment Date, provided that no interest shall accrue or be payable by the Issuer or to any Holder with respect to such payments for the period from and after any such Interest Payment Date, except that, if such next succeeding Payment Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Payment Business Day with the same force and effect as if made on such Interest Payment Date.

If the Maturity Date for any tranche of Securities is not a Payment Business Day, notwithstanding any other provision of this Indenture or any of the Securities, principal on such tranche of Securities shall not be paid on such date, but it shall be paid on the next succeeding Payment Business Day with the same force and effect as if made on such Maturity Date, provided that no interest shall accrue or be payable by the Issuer or to any Holder for the period from and after such Maturity Date, except that, if such next succeeding Payment Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Payment Business Day with the same force and effect as if made on such Maturity Date.

Section 2.12. Acquisition of Securities By the Issuer. Neither the Issuer nor any of its Affiliates may acquire, directly or indirectly, any Securities.

ARTICLE 3

COVENANTS OF THE ISSUER AND THE TRUSTEE; REPRESENTATIONS AND

WARRANTIES OF THE ISSUER AND THE GUARANTOR

Section 3.01. Payment of Principal and Interest. The Issuer covenants and agrees that it will duly and punctually pay or cause to be paid the principal of, and interest on the Securities of each tranche at the place or places, at the respective times and in the manner provided in the Securities of such tranche and in this Indenture. Each installment of interest on Securities of any tranche may be paid, in the case of Securities evidenced by a Global Security, to the Common Depositary by a wire transfer in immediately available funds or as otherwise requested by the Common Depositary in writing, or in the case of Definitive Securities, by mailing checks for such interest payable to or upon the written order of the holders of Securities of such tranche, entitled thereto as they shall appear in the Register provided that upon a written notice of the holder of Securities of such tranche entitled thereto, it shall be paid by a wire transfer in immediately available funds to or upon a written order of such holder. All references to payments of interest on the Securities of any tranche made in the Indenture or in the Securities of such tranche shall be deemed to include references to Additional Amounts payable pursuant to Section 3.14, if any.

Section 3.02. Determination of Interest Rate. (a) The Securities of any tranche at any time outstanding shall bear interest in respect of the principal amount thereof during each Interest Period for such tranche at a rate equal to the LIBO Rate determined by the Calculation Agent (and as notified to the Issuer by the Trustee) in respect of such Interest Period plus the Spread.

(b) Notwithstanding the foregoing, if any principal of or any interest on any Security or any fee or other amount payable by the Issuer hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to 2% plus the rate otherwise applicable to such Security as provided in the preceding paragraph of this Section.

(c) Accrued interest on each Security of any tranche shall be payable in arrears on each Interest Payment Date for such tranche.

(d) All interest hereunder shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The LIBO Rate shall be determined by the Calculation Agent, and such determination shall be conclusive absent manifest error.

Section 3.03. Offices for Payments, etc. So long as any of the Securities of any tranche remain outstanding, the Issuer will maintain, the following:

(a) an office or agency in Jersey where Securities may be presented for payment (the Person performing such functions at such office or agency, the “Paying Agent”),

(b) an office or agency in Jersey where Securities may be presented for registration of transfer and for exchange as in this Indenture provided (the Person performing such functions at such office or agency, the “Registrar”) and

(c) an office or agency where notices and demands to or upon the Issuer in respect of Securities or of this Indenture may be served. The Issuer will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. The Issuer hereby initially designates the Corporate Trust Office of the Trustee as the office or agency for each such purpose and the Trustee as the Paying Agent and the Registrar. In case the Issuer shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Corporate Trust Office.

Section 3.04. Initial Collateral for the Securities. The Issuer shall initially pledge, pursuant to the Collateral Agreement, the VIP Collateral Account containing at least 9,349,999 VIP Shares to the Collateral Agent for the benefit of the Securityholders of all tranches and grant to the Collateral Agent for the benefit of the Securityholders of all tranches a first priority, perfected security interest in the right, title and interest of the Issuer in the VIP Collateral Account and such VIP Shares to secure the obligations of the Issuer under the Securities of all tranches and this Indenture. Additional Collateral shall be pledged pursuant to and in accordance with the Collateral Agreement, including an additional 300,000 VIP Shares that the Issuer may elect to deliver pursuant to Section 1(d) of the Collateral Agreement.

Section 3.05. Appointment to Fill a Vacancy in Office of Trustee. The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 5.09, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 3.06. Paying Agents. Whenever the Issuer shall appoint a paying agent other than the Trustee for any tranche of Securities, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section,

(a) that it will hold all sums received by it as such agent for the payment of the principal of or interest on the relevant Securities (whether such sums have been paid to it by the Issuer or by any other obligor on such Securities) in trust for the benefit of the holders of such Securities or of the Trustee,

(b) that it will give the Trustee notice of any failure by the Issuer (or by any other obligor on the Securities) to make any payment of the principal of or interest on any of the Securities for which it acts as paying agent when the same shall be due and payable under any Security or this Indenture, and

(c) pay any such sums so held in trust by it to the Trustee upon the Trustee’s written request at any time during the continuance of the failure referred to in Section 3.06(b) above.

The Issuer will, prior to each due date of the principal of or interest on the Securities of any tranche, deposit with the Paying Agent a sum sufficient to pay such principal or interest, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of any failure to take such action.

If the Issuer shall act as its own Paying Agent, it will, on or before each due date of the principal of or interest on any tranche of the Securities, set aside, segregate and hold in trust for the benefit of the holders of Securities of such tranche a sum sufficient to pay such principal or interest so becoming due. The Issuer will promptly notify the Trustee of any failure to take such action.

Anything in this section to the contrary notwithstanding, the Issuer may at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Issuer or any Paying Agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

Anything in this section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this section are subject to the provisions of Sections 10.05 and 10.06.

Section 3.07. Certificate to Trustee. The Issuer will furnish to the Trustee on or before April 30 in each year (beginning with April 30, 2007) a brief certificate from the principal executive, financial or accounting officer of the Issuer as to his or her knowledge of the Issuer’s compliance with all conditions and covenants under the Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under the Indenture).

Section 3.08. Securityholders’ Lists. If and so long as the Trustee shall not be the Registrar, the Issuer will furnish or cause to be furnished to the Trustee, for each tranche of Securities, a list in such form as the Trustee may reasonably require of the names and addresses of the holders of Securities of such tranche (a) quarterly not more than one day after each Interest Record Date for such tranche, as of such Interest Record Date, and (b) at such other times as the Trustee may reasonably request in writing, within thirty days after receipt by the Issuer of any such request as of a date not more than 15 days prior to the time such information is furnished.

Section 3.09. VIP Not to Merge. The Issuer shall not permit VIP to engage in a merger, combination, consolidation, reclassification, sale or transfer of substantially all of its assets or any other transaction pursuant to which VIP Shares are converted into other securities.

Section 3.10. Other Financing. The Issuer has established the Escrowed Account with the Escrow Agent pursuant to the Escrow Agreement.

The Issuer has deposited or caused to be deposited 3,213,783 VIP Shares, 6,426,600 Preferred VIP Shares and 15,209,134 VIP ADSs in the Escrowed Account. Neither the Issuer nor the Guarantor nor any Affiliates thereof own any shares of capital stock of VIP, except for the shares deposited into the VIP Collateral Account and the Escrowed Account and except for (A) VIP Shares held by Affiliates of the Issuer or the Guarantor that hold VIP Shares for the account or benefit of a third party as an asset manager where neither the Issuer nor the Guarantor nor any Affiliates thereof exercise any control over such VIP Shares or (B) VIP Shares held by Affiliates of the Guarantor as part of their day-to-day short-term trading activities. The Issuer shall deliver or cause to be delivered any VIP Securities that the Issuer or any Affiliate thereof acquires after the date hereof within ten Business Days of such acquisition in accordance with Clause 1 of the Escrow Agreement.

The Issuer shall not terminate (except in accordance with Section 14 of the Collateral Agreement) or breach the Escrow Agreement or otherwise, directly or indirectly, sell, pledge, loan or otherwise transfer title to, the voting rights with respect to or economics in the VIP Shares, the Preferred VIP Shares and VIP ADSs held in the Escrowed Account, without obtaining the prior written consent of Holders of a majority of the aggregate principal amount of the Securities then outstanding, except that (x) the Issuer may deliver up to 300,000 VIP Shares held in the Escrowed Account to the Collateral Agent for deposit in the Collateral Account in accordance with Section 1(d) of the Collateral Agreement and (y) the Issuer shall be allowed to pledge the VIP Shares, the Preferred VIP Shares and VIP ADSs held in the Escrowed Account for the benefit of a third party (together with any collateral agent for, and any other Person acting on behalf of, such third party, the “Third Party Pledgee”) if each of the following conditions shall have been satisfied (any such transaction, a “Permitted Financing Transaction”):

(a) the Third Party Pledgee shall have agreed

(i) not to foreclose upon or otherwise dispose of any VIP Shares, the Preferred VIP Shares and VIP ADSs so pledged to such Third Party Pledgee, except for the sale of the VIP Shares, the Preferred VIP Shares and VIP ADSs so pledged to any person so long as such a sale is initiated not earlier than 30 days after an occurrence of any event that ultimately leads to acceleration of such Permitted Financing Transaction and that results, upon its occurrence, in an Event of Default hereunder; provided that the VIP Shares, the Preferred VIP Shares and VIP ADSs may not be sold for so long as the Collateral Agent is prevented from being able to exercise its remedies under Section 8 of the Collateral Agreement as a result of a legal action being brought in any jurisdiction and each relevant period shall be tolled for as long as the Collateral Agent is prevented from being able to exercise such remedies, and

(ii) not to convert the VIP Shares so pledged into VIP ADSs, in each case, until the earlier of

(A) the time when all amounts owing under the Securities of all tranches, this Indenture and the Collateral Agreement shall have been paid in full or

(B) the later of (1) the 31st day after an initial sale of any Pledged Collateral by the Collateral Agent or (2) if the Collateral Agent is prevented from being able to exercise its remedies under Section 8 of the Collateral Agreement as a result of legal proceedings having been brought in any jurisdiction, then on the 11th Business Day after the day as of which the Collateral Agent is no longer so prevented from being able to exercise its remedies under Section 8 of the Collateral Agreement,

(b) Deutsche Bank AG London Branch agrees to become the calculation agent under such Permitted Financing Transaction, and

(c) the Trustee shall be made a party, for the benefit of the Securityholders, to the arrangements with the Third Party Pledgee creating the security interest on such VIP Shares, the Preferred VIP Shares and VIP ADSs for the sole reason of enforcement of restrictions related to the VIP Shares, the Preferred VIP Shares and VIP ADSs as contemplated in this Section 3.10.

The Issuer may not engage in any financing activities relating to or involving VIP Securities except as permitted by this Indenture. The Issuer may not engage in any Permitted Financing Transaction until the date that is within two months of the date of issuance of the most recent tranche of Securities issued hereunder.

The aggregate principal amount of any Permitted Financing Transaction shall not exceed $500 million.

Section 3.11. Compliance with the Reporting Obligations Under the Exchange Act. The Issuer shall promptly comply with its reporting obligations under the Exchange Act, including, without limitation, Section 13 of the Exchange Act; provided that it shall provide a draft amendment to its Schedule 13D that it proposes to file with the Securities and Exchange Commission in respect of its issuance of the Securities of any tranche to the Trustee prior to filing. For the avoidance of doubt, the Issuer may file its Schedule 13D without the consent of the Trustee.

Section 3.12. Tax Compliance. The Issuer shall comply in all material respects with all applicable certification, information reporting and withholding (including “backup” withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to any payments made with respect to the Securities. Such compliance shall include, without limitation, the preparation and timely filing of required returns and any required filing with the Gibraltar Finance Centre Director and the timely payment of the annual exempt company fee payable in Gibraltar and all amounts required to be withheld to the appropriate taxing authority or its designated agent. The Issuer shall not change its “ownership” or “activity,” as these terms are defined and interpreted for purposes of the Companies (Taxation and Concessions) Ordinance of Gibraltar.

Section 3.13. Maintenance of Operations in Gibraltar. The Issuer conducts as of the date hereof and shall conduct its business and affairs such that, at all times, its centre of main interests shall be and remain in Gibraltar and, excepted as required by Section 3.03, it does not and shall not have any office or establishment other than in Gibraltar. The sole director of the Issuer is as of the date hereof and shall be at all times a resident of Gibraltar.

Section 3.14. Payments of Additional Amounts. All payments made by the Issuer under the Securities of any tranche and this Indenture and all payments made by the Guarantor under the Parent Guarantee and this Indenture will be made free and clear of and without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or other charges of whatever nature imposed or levied by or on behalf of any governmental authority or any political subdivision or taxing authority (“Taxes”) in any jurisdiction in which the Issuer or the Guarantor, as the case may be, is incorporated or resident for the tax purposes, the Russian Federation or any jurisdiction through which payment on the Securities is made (each such jurisdiction, or the jurisdiction of any of their respective successors, a “Taxing Jurisdiction”) unless such Taxes are required to be withheld or deducted by the laws (including any regulations or rulings promulgated thereunder) of a Taxing Jurisdiction or an official position regarding the application, administration, interpretation or enforcement of any such laws (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a Taxing Jurisdiction).

In the event Taxes or withholding taxes of a Taxing Jurisdiction are deducted or withheld from payments made by the Issuer or the Guarantor, as the case may be, on or with respect to any Securities of any tranche or the Parent Guarantee, the Issuer or the Guarantor, as the case may be, shall pay to the Securityholder such additional amounts (“Additional Amounts”) as may be necessary so that the net amounts received by such Securityholder after any such withholding or deduction will equal the amounts that would have been received on Securities of such tranche or the Parent Guarantee, as the case may be, if there were no such withholding or deduction.

Section 3.15. Early Maturity Events; Early Maturity Time. (a) Each of the following events shall constitute an “Early Maturity Event”:

(i) the announcement of the adoption of, or any change in, any applicable law, and with respect to the laws of the Russian Federation an announcement of the adoption of a change in applicable law shall be deemed to occur at the earlier of (i) the first Business Day after the third reading in the State Duma of the Russian Federation and (ii) a publication of a change in law in the official distribution vehicle in accordance with the applicable provision of Russian law after the date hereof, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after the date hereof due to which, (1) it becomes or will become unlawful for the Issuer to perform any absolute or contingent obligation to make payment hereunder or under any of the Securities or to comply with any other provision of this Indenture, any of the Securities, the Escrow Agreement, the Collateral Agreement, the Cash Collateral Assignment or (2) any condition or restriction (other than conditions set forth in clauses (i) through (iv) of Section 11(c) of the Collateral Agreement) is imposed or will be imposed on the Collateral Agent’s ability to convert the VIP Shares pledged by the Issuer pursuant to the Collateral Agreement into VIP ADSs in connection with the foreclosure by the Collateral Agent on such VIP Shares thereunder and on its ability to freely sell such VIP ADSs under Rule 144(k) under the Securities Act (or successor thereto), including, without limitation, any requirement to deliver a legal opinion under the U.S., Russian or any other law, any certificate, evidence or any other document or opinion, whether such a requirement is articulated by the depositary under the ADR Program or by VIP or otherwise becomes apparent, except (i) where the Holder for whose account such sale is being conducted is an “affiliate” (as defined in Rule 144 under the United States Securities Act of 1933, as amended) of VIP, and (ii) for the Issuer’s obligation to give notice to VIP upon an actual transfer of VIP Shares as required under the Shareholders Agreement dated May 30, 2001 among the Issuer, Telenor East Invest AS and other parties (as amended from time to time);

(ii) as of any Trading Day (the “Trading Volume Determination Date”) on or after the date hereof, the average USD daily trading volume of VIP ADSs (as shown on Bloomberg page “VIP US HP”) over the immediately preceding 20 Trading Days (without considering solely for the purpose of this Section 3.15(a)(ii) any Trading Days from December 24 to, and including, January 7, and each equivalent period in subsequent years) is less than $25,000,000, as determined by the Calculation Agent;

(iii) the number of VIP Shares that can immediately be converted at any time into VIP ADSs under the ADR Program shall be less than the number of VIP Shares in the VIP Collateral Account at such time or the ADR Program is not or it has been determined in accordance with Section 3.15(e)(iii) that it is not going to be at any time open for deposit of VIP Shares;

(iv) at any time, the Issuer’s representatives on the Board of Directors of VIP shall fail to represent at least 33.33% of all members of the Board of Directors of VIP, provided that, if one of the Issuer’s representatives dies or becomes incapacitated, the Issuer shall cause its substitute representative to be elected to the Board of Directors of VIP within 90 days of the date of such representative’s death, or resignation or removal due to incapacity;

(v) failure at any time of VIP Shares constituting Pledged Collateral under the Collateral Agreement to appear on the shareholders register of VIP as being held of record by a Custodian that is the same legal entity as is then acting as ADR Program Custodian;

(vi) the receipt of notice by the Issuer, the Trustee or the Collateral Agent, or the Issuer’s obtaining Knowledge, of the decision of VIP to remove the Depositary as depositary in respect of the ADR Program or a public announcement of such a decision by VIP;

(vii) the receipt of notice by the Issuer, the Trustee or the Collateral Agent, or the Issuer’s obtaining Knowledge, of the decision of the Depositary to resign as depositary in respect of the ADR Program or a public announcement of such a decision by the Depositary;

(viii) the receipt of notice by the Issuer, the Trustee or the Collateral Agent, or the Issuer’s obtaining Knowledge, of the decision of the Custodian or the ADR Program Custodian to resign, or the decision of the Depositary to remove the ADR Program Custodian, or a public announcement of such a decision by the Custodian, the ADR Program Custodian or the Depositary, as the case may be;

(ix) at any time, the LTV Ratio is equal to or greater than the LTV Trigger Level (an “LTV Ratio Early Unwind”);

(x) the arithmetic average of the market capitalization of VIP for five consecutive Business Days, as determined by the Calculation Agent, is less than 50% of the market capitalization of VIP on the date Securities are first issued hereunder;

(xi) the occurrence of a Nationalization;

(xii) the occurrence of a Delisting;

(xiii) the receipt of notice from the Depositary pursuant to Section 11(d)(vii) of the Collateral Agreement by the Issuer or the Collateral Agent to the effect that the Depositary is unable to accept for deposit under the ADR Program, at one time, VIP Shares representing more than 45 million VIP ADSs (or, in case of any stock splits or combinations, such greater or lesser number as results therefrom); and

(xiv) at any time, (A) the VIP Shares held in the VIP Collateral Account represent more than 17.0% of the voting power of all outstanding VIP capital stock (as would be determined for SEC reporting purposes and including, for the avoidance of any doubt, any VIP Preference Shares owned by the Issuer or its Affiliates) or (B) VIP announces a transaction or transactions, including, without limitation, a repurchase transaction, which could reasonably be expected to cause the condition described in subsection (A) hereof.

(b) Upon the occurrence of an Early Maturity Event, the Issuer shall:

(i) in each case set forth in clauses (i), (iii), (iv), (v) and (xiii) of Section 3.15(a), cure any such Early Maturity Event within 20 Business Days of the Date of Occurrence (as defined below) of such Early Maturity Event (except that (x) in the case of an Early Maturity Event described in Section 3.15(a)(i) relating to the laws of the Russian Federation, the Issuer shall cure such Early Maturity Event within 5 Business Days or (y) in the case of an Early Maturity Event described in Section 3.15(a)(iii) with the Date of Occurrence specified in Section 3.15(e)(iii)(B), the Issuer shall cure such Early Maturity Event prior to the ADR Program being closed); provided that in the case of an Early Maturity Event set forth in clause (i) the Issuer, in lieu of curing such Early Maturity Event, may elect to complete the restructuring of the financing obtained pursuant to the Principal Documents with the consent of the Trustee acting upon instructions from Holders of not less than a majority in aggregate principal amount of the Securities then outstanding within 20 Business Days of the Date of Occurrence (as defined below) of such Early Maturity Event (or five Business Days from the Date of Occurrence of an Early Maturity Event described in Section 3.15(a)(i) relating to the laws of the Russian Federation);

(ii) in the case set forth in clause (a)(ii) of Section 3.15(a), cure any such Early Maturity Event within 40 Business Days of the Date of Occurrence of such Early Maturity Event;

(iii) in each case set forth in clauses (vi), (vii) and (viii) of Section 3.15(a), cure any such Early Maturity Event before the time of effectiveness of the removal or resignation of the Depositary, the Custodian or ADR Program Custodian, as the case may be, provided that in the case of an Early Maturity Event set forth in clauses (vi) and (vii) such Early Maturity Event shall be deemed to be cured if a successor Depositary has been appointed and such successor Depositary has accepted its appointment as set forth in the Deposit Agreement and, prior to the effective date of such appointment, such successor Depositary shall have entered into arrangements in respect of the Pledged Collateral that the Collateral Agent, in its sole discretion but acting reasonably, considers satisfactory, provided further that in the case of an Early Maturity Event set forth in clause (viii) such Early Maturity Event shall be deemed to be cured if, in connection therewith, the requirements of Section 9(c) of the Collateral Agreement shall have been complied with;

provided that, for the avoidance of doubt, the Issuer shall not have an opportunity to cure the Early Maturity Event set forth in clauses (ix), (x), (xi), (xii) and (xiv)(A) of Section 3.15(a).

(c) If any Early Maturity Event set forth in clauses (i), (iii), (iv), (v) or (xiii) of Section 3.15(a) shall not have been cured before 10:00 a.m. (New York City time) on the date that is 21 Business Days after the first Date of Occurrence of such Early Maturity Event (or (1) six Business Days after the first Date of Occurrence of such Early Maturity Event described in Section 3.15(a)(i) relating to the laws of the Russian Federation, (2) prior to the ADR Progam being closed in the case of an Early Maturity Event described in Section 3.15(a)(iii) with the Date of Occurrence specified in Section 3.15(e)(iii)(B), (3) the earlier of (x) five Business Days prior to the repurchase transactions described in Section 3.15(a)(xiv)(B) resulting in the condition described in Section 3.15(a)(xiv)(A) or (y) 21 Business Days after the first Date of Occurrence of such Early Maturity Event described in Section 3.15(e)(iii)(B), or (4) 41 Business Days after the first Date of Occurrence of such Early Maturity Event described in Section 3.15(a)(ii)), any Early Maturity Event set forth in clauses (vi) (vii) or (viii) of Section 3.15(a) shall not have been cured before the time of effectiveness of the removal or resignation of the Depositary, the Custodian or ADR Program Custodian, as the case may be, or the Early Maturity Event set forth in clause (a)(ix), (x), (xi), (xii) or (xiv)(A) of Section 3.15(a) shall have occurred at any time (such time, the “Early Maturity Time”), the entire principal of all the Securities of all tranches then outstanding and the interest accrued thereon, plus Additional Amounts and Break Funding Costs, shall automatically become due and payable immediately at such Early Maturity Time.

(d) At the Early Maturity Time, the Issuer shall pay to the Trustee for the benefit of the holders of the Securities of each tranche the whole amount that then shall have become due and payable on all Securities of such tranche for principal and accrued and unpaid interest to but excluding the date of payment, any Additional Amounts and Break Funding Costs of each Holder of Securities of such tranche as of the Early Maturity Time. The Issuer acknowledges and agrees that, if the Trustee shall not have received at the Early Maturity Time payment in full of all amounts that shall have become due and payable or SWIFT confirmations MT 202, 103 or 200 of such payment, the Trustee and the Securityholders shall be entitled to immediately pursue any remedies available to the Trustee and the Securityholders under such Securities of such tranche, this Indenture and the Collateral Agreement, without being required to give any notice or make demand for payment.

(e) The Date of Occurrence shall be:

(i) in respect of any Early Maturity Event set forth in Section 3.15(a)(i), the date when any VIP Investment Responsible Person obtains Knowledge or receives notice from the Trustee of the adoption of, or change in, any applicable law or of the promulgation of, or change in, the interpretation of any applicable law or provided that the Early Maturity Event set out in Section 3.15(a)(i) has actually occurred, the date when the Collateral Agent receives notice from the Depositary pursuant to clause (vi) of Section 11(d) of the Collateral Agreement;

(ii) in respect of any Early Maturity Event provided for in Section 3.15(a)(ii), the Trading Volume Determination Date;

(iii) in respect of any Early Maturity Event provided for in Section 3.15(a)(iii), the date when any VIP Investment Responsible Person obtains Knowledge or receives notice from the Trustee that (A) such Early Maturity Event has occurred, or (B) such Early Maturity Event is likely to occur because (1) VIP has announced a distribution on the VIP Shares and has not provided the Depositary with a prior 15 Business Days’ notice of such a distribution, (2) VIP has announced an SEC-registered offering of the VIP Shares and, in connection with that offering, it has requested the Depositary to close the ADR Program for deposits, (3) VIP has announced a shareholders meeting and it has requested the Depositary to close the ADR Program for deposits following the record date on which the VIP shareholders entitled to vote at that meeting have been determined, or (4) VIP has requested the Depositary to close the ADR Program for any other reason, or (C) the date when the Collateral Agent receives notice from the Depositary pursuant to clause (v) of Section 11(d) of the Collateral Agreement;

(iv) in respect of any Early Maturity Event provided for in Section 3.15(a)(iv), the time when the Issuer’s representation on the Board of Directors of VIP shall have fallen below 33.33% and, in case of death or incapacity, immediately after the expiration of the 90 days’ period set forth in the proviso to Section 3.15(a)(iv);

(v) in respect of any Early Maturity Event provided for in Section 3.15(a)(v), the earlier of (1) the first day on which the VIP Shares constituting Pledged Collateral under the Collateral Agreement or underlying the VIP ADSs shall fail to be so registered or (2) the receipt of notice by the Collateral Agent pursuant to Section 9(c) of the Collateral Agreement; and

(vi) in respect of any Early Maturity Event provided for in Section 3.15(a)(xiv), the earlier of (1) the condition specified in Section 3.15(a)(xiv)(A), (2) the date on which VIP publicly announces a transaction or transactions resulting in an event described in Section 3.15(a)(xiv)(B) or (3) the date on which any VIP Investment Responsible Person obtains Knowledge that an event described in Section 3.15(a)(xiv)(B) has occurred (provided that the Issuer’s failure to confirm to the Calculation Agent, upon a one Business Day’s prior notice, based on whatever sources of information the Issuer deems to be reliable the total number of VIP Shares outstanding at such time and the total number of VIP Shares held by VIP as treasury shares at such time shall be deemed to constitute Knowledge of such an event having occurred and shall result in the Date of Occurrence at such time).

Section 3.16. Representations and Warranties of the Issuer and the Guarantor. Each of the Issuer and the Guarantor hereby represents and warrants, jointly and severally, to the Trustee for the benefit of the Securityholders on the date hereof and as of each Closing Date on which a tranche of Securities is issued hereunder, in each case with respect to a tranche of Securities issued on such a Closing Date, and as of the Additional Pledge Date that:

(i) it has all the requisite corporate power and is duly authorized to execute and deliver the Principal Agreements to which it is a party, to enter into the transaction contemplated hereunder and thereunder, and to perform its obligations hereunder and thereunder and has taken all necessary action to authorize such execution, delivery and performance;

(ii) it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it has been established and is duly qualified to transact business as a foreign corporation in each jurisdiction in which such qualification is required;

(iii) the person or persons signing on its behalf the Principal Documents to which it is a party is duly authorized to do so on its behalf;

(iv) each of the Principal Documents to which it is a party has been duly executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except as enforcement thereof may be limited by bankruptcy;

(v) no filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency in any jurisdiction or any other person is necessary or required for the execution, delivery or performance by it, or enforcement against it, of its obligations under the Principal Documents to which it is a party or for the consummation of the transactions contemplated hereunder or thereunder;

(vi) the execution, delivery and performance by it of the Principal Documents to which it is a party will not violate or contravene any law, ordinance, order, writ, injunction, judgment or decree of any court or governmental body, authority, agency or official by which it, or any of its properties is bound or affected, charter, by-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected;

(vii) neither it, nor any of its Affiliates, nor any person acting on its or their behalf has taken or will take any action that would require registration of any of the Securities under the Securities Act;

(viii) there is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, government body, agency or official or any arbitrator that may affect the legality, validity or enforceability against it of any Principal Document to which it is a party or its ability to perform their obligations hereunder or thereunder;

(ix) it is not insolvent and it will not be rendered insolvent by entering into the Principal Documents to which it is a party or by consummating the transactions contemplated hereunder or thereunder;

(x) it has provided on December 27, 2004 to Telenor East Invest SA a notice required under Section 2.01(b) of the Registration Rights Agreement in respect of a potential “Transfer” (as defined therein) of the VIP Shares pledged as collateral for the Securities pursuant to Section 1(b) of the Collateral Agreement and an additional notice in respect of a potential “Transfer” of the VIP Shares pledged as collateral pursuant to Section 1(d) of the Collateral Agreement, if any, and a copy of each such notice has been provided to the Trustee;

(xi) Schedule I hereto contains a list of the Principal Agreements (as such term is defined in the Primary Agreement between the Issuer, Telenor East Invest AS and VIP dated as of May 30, 2001); except as disclosed in Schedule I, there have been no amendments to the VIP Principal Agreements; the VIP Principal Agreements remain in full force and effect, or have been terminated, in accordance with their respective terms in the form disclosed by the Issuer;

(xii) it is and its Affiliates are in compliance with all of their respective obligations under the VIP Principal Agreements and none of them has received any notice, written or otherwise, of any default under or other breach of, or alleged default under or other breach of, the Principal Agreements except as disclosed in the Transaction Side Letter; and

(xiii) as of December 31, 2006, (A) the total number of VIP Shares outstanding was 51,281,022, and (B) the total number of VIP Shares held by VIP as treasury shares was 404,296, and to the best of the Issuer’s knowledge and after reasonable inquiry, such numbers of VIP Shares have not changed between December 31,2006 and the date hereof, and (C) as of the date hereof, to the best of the Issuer’s knowledge and after reasonable inquiry, VIP is not currently engaged in any repurchase programme with respect to any class of VIP Securities.

Section 3.17. Aggregate Indebtedness. The aggregate outstanding principal amount of Indebtedness of the Issuer shall not exceed $2,075 million at any time (except for any Permitted Subordinated Indebtedness). The terms and conditions of any Permitted Subordinated Indebtedness shall not be altered, amended, varied, revoked or otherwise changed without the consent of the Calculation Agent (such consent not to be unreasonably withheld). All Permitted Subordinated Indebtedness arrangements shall be documented.

Section 3.18. Use of Proceeds. The Issuer shall use the funds received from any sale of the Securities issued hereunder to (i) repay its Indebtedness, (ii) make loans to companies under common control with the Guarantor that are to be used to acquire assets to be held by such companies and (iii) acquire assets in the telecommunications sector.

Section 3.19. Contact Details. The Issuer shall provide written notice of any change to the contact details specified in Section 11.03 hereof within five Business Days of such details in Section 11.03 becoming incorrect.

ARTICLE 4

REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS ON EVENT OF DEFAULT

Section 4.01. Event of Default Defined; Acceleration of Maturity; Waiver of Default. In case one or more of the following Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court requiring the making of any payment (including the posting of a bond) in respect thereof or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing, that is to say:

(a) default in the payment of any installment of interest upon any of the Securities of any tranche as and when the same shall become due and payable, and continuance of such default for a period of one Business Day;

(b) default in the payment of all or any part of the principal on any of the Securities of any tranche as and when the same shall become due and payable either at maturity, by declaration or otherwise;

(c) failure on the part of the Issuer duly to observe or perform the covenants set forth in Sections 3.09 through Section 3.13 and Section 3.17 and Section 3.18;

(d) failure on the part of the Issuer duly to observe or perform any other of the covenants or agreements on the part of the Issuer in any of the Securities, in the Collateral Agreement, in this Indenture or in any other Principal Document for a period of 90 days after the date on which written notice specifying such failure, stating that such notice is a “Notice of Default” hereunder and demanding that the Issuer remedy the same, shall have been given by registered or certified mail, return receipt requested, to the Issuer by the Trustee, or to the Issuer and the Trustee by the holders of at least 50% in aggregate principal amount of all the Securities then outstanding;

(e) except as permitted by this Indenture, the Parent Guarantee shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or either the Guarantor, or any person or entity acting on behalf of the Guarantor, shall deny or disaffirm its obligations under the Parent Guarantee;

(f) the occurrence of a Collateral Event of Default;

(g) any legal proceeding shall have been instituted or any other event shall have occurred or condition shall exist that calls into question the validity or binding effect of any agreement of the Issuer or the Guarantor hereunder, under any of the Securities or under the Collateral Agreement (which shall include, without limitation, any repudiation by Issuer or the Guarantor of any Securities, this Indenture or any Principal Document);

(h) any representation or warranty made by the Issuer or the Guarantor under this Indenture, the Collateral Agreement or in any other Principal Document, whether made as of the date hereof, as of any Closing Date, as of the Additional Pledge Date or in connection with an issuance of an additional tranche of Securities after the date hereof, or in any certificate delivered pursuant hereto turns out to be incorrect or misleading in any material respect as of the date when made;

(i) one or more final judgments or orders (for the avoidance of doubt, a “final” judgment or order means one that requires payment or posting of a bond) shall be rendered against the Issuer or the Guarantor and such final judgments or orders shall continue unsatisfied and unstayed for a period of 45 days; provided that, with respect to the Guarantor only, if all judgments or orders pending against the Guarantor at any one time require payment in an aggregate amount of less than $15,000,000 (or equivalent thereof in other currencies) an Event of Default shall not have occurred unless any such final judgments or orders remain unsatisfied and unstayed at the end of the additional 20 Business Days’ period immediately following the 45 days’ period mentioned in the preceding clause of this sentence;

(j)(i) the Issuer or the Guarantor (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder), or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or cash collateral in respect thereof to be demanded, provided that, with respect to the Guarantor only, if any of the above default events in respect of the Guarantor requires payment in an aggregate amount of less than $15,000,000 (or equivalent thereof in other currencies) an Event of Default shall not have occurred unless any such default remains unsatisfied or fails to be rectified following a 20 Business Days’ period immediately following the occurrence of such default event; except that if the Indebtedness relates to or arises under a Swap Contract then none of the preceding shall constitute an Event of Default unless it also constitutes and event of default under the relevant Swap Contract; or (ii) there occurs under any Swap Contract an early termination event resulting from any event of default under such Swap Contract as to which the Issuer or the Guarantor is the Defaulting Party (as defined in such Swap Contract);

(k) Proceedings (as defined in the Escrow Agreement) shall have resulted in a final judgment or order to dispose of the Escrowed Assets (as defined in the Escrow Agreement) (for the avoidance of doubt, for purposes of this sentence, a “final” judgment or order means one that requires the sale or other disposition of the Escrowed Assets);

(l) the Issuer incurs or suffers to exist any Indebtedness (except (i) an amount equal to $75,000,000, (ii) in connection with the issuances contemplated hereunder or pursuant to any Permitted Financing Transaction, (iii) any Indebtedness under Swap Contracts entered into with Deutsche Bank AG in connection with the acquisition by the Issuer of assets in the telecommunications sector or (iv) any Permitted Subordinated Indebtedness);

(m) the Collateral Agent shall have received from the Escrow Agent notice (i) that the Escrow Agent’s fees, expenses or costs have not been paid by the Issuer or the Guarantor as required under the Escrow Agreement, but only if on or before the sixteenth Business Day from the date of such notice, the Trustee has not received evidence from the Issuer that such fees, expenses or costs have been paid, or (ii) of the resignation of the Escrow Agent, but only if on or before the 90th day from the date of the Escrow Agent’s resignation notice a successor Escrow Agent has not accepted its appointment as Escrow Agent;

(n) the Third Party Pledgee shall exercise its rights under or otherwise early terminate any Permitted Financing Transaction;

(o) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Issuer or the Guarantor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Issuer or the Guarantor or for any substantial part of their respective property or ordering the winding up or liquidation of their respective affairs;

(p) the Issuer or the Guarantor shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Issuer or the Guarantor or for any substantial part of their respective property, or make any general assignment for the benefit of their respective creditors;

(q) either the Issuer or the Guarantor shall change the state of their respective corporate domiciles;

(r) failure to comply with Section 1(c)(ii) or Section 1(c)(v) of the Collateral Agreement;

(s) the occurrence of any event or condition that, with the passage of time or giving of notice or both, may result in acceleration of any Permitted Financing Transaction; or

(t)(i) either the Securities Intermediary or the Collateral Agent shall resign or be removed, or be dissolved or shall be in the course of dissolution or liquidation or otherwise become incapable of action under the Collateral Agreement, or if either of them shall be taken under the control of any public officer or officers or of a receiver appointed by a court and no successor is immediately appointed pursuant to Section 9(f) or Section 10(f), as applicable, of the Collateral Agreement or (ii) the Cash Collateral Agent shall resign or be removed, or be dissolved or shall be in the course of dissolution or liquidation or otherwise become incapable of action under the Cash Collateral Assignment, or if it shall be taken under the control of any public officer or officers or of a receiver appointed by a court and no successor is immediately appointed pursuant to Section 13.5 of the Cash Collateral Assignment;

then, and in each and every such case described in clauses (a), (b), (c), (d), (e), (f), (g), (h), (i), (j), (k) and (l) of Section 4.01, unless the principal of all of the Securities then outstanding shall have already become due and payable, either the

Trustee or the holders of not less than 50% in aggregate principal amount of the Securities then outstanding hereunder, by notice to the Issuer in accordance with Section 11.03 (and to the Trustee if given by Securityholders), may declare the entire principal of all the Securities then outstanding and the interest accrued thereon, to be due and payable immediately, and upon any such declaration the same, together with any Additional Amounts, Break Funding Costs and Default Costs, shall become immediately due and payable; provided that if any event described in clauses (a), (b), (c), (d), (e), (f), (g), (h), (i), (j), (k) or (l) of Section 4.01 is the consequence of a frivolous or vexatious judgment, the entire principal of all the Securities then outstanding (together with any Additional Amounts, Break Funding Costs and Default Costs), and the interest accrued thereon may be declared to be immediately due and payable only if such judgment shall not have been stayed, discharged or overturned within 45 days of the occurrence of such event. In cases described in clauses (m), (n), (o), (p), (q), (r), (s) and (t) of Section 4.01, the entire principal of all the Securities then outstanding and the interest accrued thereon together with any Additional Amounts, Break Funding Costs and Default Costs shall automatically become due and payable immediately. This provision, however, is subject to the condition that if, at any time after the principal of the Securities then outstanding shall have been so declared, or shall have so become, due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Issuer shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Securities then outstanding and the principal of any and all Securities which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest specified in the Securities of any tranche, to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of gross negligence or bad faith, and if any and all Events of Default under the Indenture, other than the non payment of the principal of Securities which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein—then and in every such case the holders of greater than 50% in aggregate principal amount of the Securities then outstanding, by written notice to the Issuer and to the Trustee, may waive all defaults and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

Section 4.02. Collection of Indebtedness by Trustee; Trustee May Prove Debt. The Issuer covenants that (a) in case default shall be made in the payment of any installment of interest on any of the Securities of any tranche when such interest shall have become due and payable, and such default shall have continued for a period of one Business Day or (b) in case default shall be made in the payment of all or any part of the principal of any of the Securities of any tranche when the same shall have become due and payable, whether upon maturity or by declaration or otherwise—then upon demand of the Trustee, the Issuer shall pay to the Trustee for the benefit of the holders of the Securities of such tranche the whole amount that then shall have become due and payable on all such Securities for principal or interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest specified in the Securities of such tranche and in this Indenture); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any documented expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of its gross negligence or bad faith.

Until such demand is made by the Trustee, the Issuer may pay the principal of and interest on the Securities of any tranche to the registered holders (directly in the case of holders of Definitive Securities or to the Common Depositary for the benefit of the registered holders in the case of Securities evidenced by a Global Security), whether or not the Securities of such tranche be overdue.

In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or other obligor upon the Securities and collect in the manner provided by law out of the property of the Issuer or other obligor upon the Securities, wherever situated the moneys adjudged or decreed to be payable.

In case there shall be pending proceedings relative to the Issuer or any other obligor upon the Securities under any applicable bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor, or in case of any other comparable judicial proceedings relative to the Issuer or other obligor upon the Securities, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

(i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Securities of any tranche, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Securityholders allowed in any judicial proceedings relative to the Issuer or other obligor upon the Securities, or to the creditors or property of the Issuer or such other obligor,

(ii) unless prohibited by applicable law and regulations, to vote on behalf of the holders of the Securities of any tranche in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings, and

(iii) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Securityholders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Securityholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Securityholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan or reorganization, arrangement, adjustment or composition affecting any Securities of any tranche or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

All rights of action and of asserting claims under this Indenture, or under any of the Securities, may be enforced by the Trustee without the possession of any of the Securities or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the holders of the Securities.

In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Securities, and it shall not be necessary to make any holders of the Securities parties to any such proceedings.

Section 4.03. Application of Proceeds. Any moneys collected by the Trustee pursuant to this Article shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal or interest, upon presentation of the several Securities of all tranches and stamping (or otherwise noting) thereon the payment, or issuing Security of any tranche in reduced principal amounts in exchange for the presented Security of such tranche if only partially paid, or upon surrender thereof if fully paid:

FIRST: To the payment of costs and expenses, including reasonable compensation to the Trustee and each predecessor Trustee and their respective agents and attorneys and of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith;

SECOND: In case the principal of the Securities of any tranche shall not have become and be then due and payable, to the payment of interest in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest specified in the Securities of such tranche, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

THIRD: In case the principal of the Securities of any tranche shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities of such tranche for principal and interest, with interest upon the overdue principal, and (to the extent that such interest has not been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest specified in the Securities of such tranche; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such tranche, then to the payment of such principal and interest, without preference or priority of principal over interest, or of interest over principal, or of any installment of interest over any other installment of interest, or of any Securities of any tranche over any other Securities of the same or any other tranche, ratably as among all the tranches then outstanding based on the aggregate of such principal and accrued and unpaid interest; and

FOURTH: To the payment of the remainder, if any, to the Issuer or any other person lawfully entitled thereto.

Section 4.04. Suits for Enforcement. In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 4.05. Limitations on Suits by Securityholder. No holder of any Securities shall have any right by virtue or by availing itself of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than 50% in aggregate principal amount of the Securities of all tranches then outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceedings and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 4.07; it being understood and intended, and being expressly covenanted by the taker and holder of every Security with every other taker and holder and the Trustee, that no one or more holders of Securities shall have any right in any manner whatsoever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Securities, or to obtain or seek to obtain priority over or preference to any other such holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Securities of all tranches. For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 4.06. Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. Except as provided in Section 2.08, no right or remedy herein conferred upon or reserved to the Trustee or to the Securityholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission of the Trustee or of any holder of any of the Securities to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 4.05, every power and remedy given by this Indenture or by law to the Trustee or to the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders.

Section 4.07. Control by Securityholders. The holders of a majority in aggregate principal amount of the Securities of all tranches at the time outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee by this Indenture; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and provided further that (subject to the provisions of Section 5.01) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors, the executive committee, or a trust committee of directors or responsible officers of the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction shall be unduly prejudicial to the interests of holders of the Securities not joining in the giving of said direction, it being understood that (subject to Section 5.01) the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such holders.

Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction by Securityholders.

Section 4.08. Waiver of Past Defaults. Prior to the declaration of the maturity of the Securities as provided in Section 4.01, the holders of greater than 50% in aggregate principal amount of the Securities of all tranches at the time outstanding may on behalf of the holders of all the Securities of all tranches waive any past default or Event of Default hereunder and its consequences, except a default (a) in the payment of principal of or interest on any of the Securities or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the holder of each Security affected. In the case of any such waiver, the Issuer, the Trustee and the holders of the Securities shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

ARTICLE 5

CONCERNING THE TRUSTEE

Section 5.01. Duties and Responsibilities of the Trustee; During Default Prior to Default. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

(a) prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default which may have occurred:

(i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Securities at the time outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

Section 5.02. Certain Rights of the Trustee. Subject to Section 5.01:

(a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers’ Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, security, coupon, Securities or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by an Authorized Director of the Issuer;

(c) the Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

(e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

(f) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, security, coupon, Securities, or other paper or document unless requested in writing so to do by the holders of not less than a majority in aggregate principal amount of the Securities then outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Issuer or, if paid by the Trustee or any predecessor trustee, shall be repaid by the Issuer upon demand; and

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

Section 5.03. Trustee Not Responsible for Recitals, Disposition of Securities or Application of Proceeds Thereof. The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Issuer of any of the Securities or of the proceeds thereof.

Section 5.04. Trustee and Agents May Hold Securities; Collections, etc. The Trustee or any agent or Affiliate of the Issuer or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not the Trustee or such an Affiliate or agent and may otherwise deal with the Issuer and receive, collect, hold and retain collections from the Issuer with the same rights it would have if it were not the Trustee or such an Affiliate or agent.

Section 5.05. Moneys Held by Trustee. Subject to the provisions of Section 10.06 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Issuer or the Trustee shall be under any liability for interest on any moneys received by it hereunder.

Section 5.06. Compensation and Indemnification of Trustee and its Prior Claim. The Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Issuer covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable documented expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its gross negligence or bad faith. The Issuer also covenants to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any documented loss, liability or expense incurred without gross negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises, provided that the Trustee shall not settle any claim without the consent of the Issuer, which consent shall not be unreasonably withheld. The obligations of the Issuer under this section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Securities, and the Securities are hereby subordinated to such senior claim.

Section 5.07. Right of Trustee to Rely on Officers’ Certificate, etc. Subject to Sections 5.01 and 5.02, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 5.08. Persons Eligible for Appointment as Trustee. The Trustee hereunder shall at all times be a corporation having a combined capital and surplus of at least $1,000,000 (or equivalent thereof). If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

Section 5.09. Resignation and Removal; Appointment of Successor Trustee. (a) The Trustee may at any time resign by giving written notice of resignation to the Issuer and by mailing notice thereof by first-class mail to holders of Securities at their last addresses as they shall appear on the Register. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide holder of a Securities or Securities for at least six months may, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall cease to be eligible in accordance with the provisions of Section 5.08 and shall fail to resign after written request therefor by the Issuer or by any such Securityholder; or

(ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Issuer may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Issuer, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or any Securityholder who has been a bona fide holder of a Security or Securities for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The holders of a majority in aggregate principal amount of the Securities at the time outstanding may at any time remove the Trustee and appoint a successor trustee by delivering to the Trustee so removed, to the successor trustee so appointed and to the Issuer the evidence provided for in Section 6.01 of the action in that regard taken by the Securityholders.

(d) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section 5.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 5.10.

Section 5.10. Acceptance of Appointment by Successor Trustee. Any successor trustee appointed as provided in Section 5.09 shall execute and deliver to the Issuer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Issuer or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 10.06, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 5.06.

Upon acceptance of appointment by a successor trustee as provided in this Section 5.10, the Issuer shall mail notice thereof by first class mail to the holders of Securities at their last addresses as they shall appear in the Register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 5.09. If the Issuer fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Issuer.

Section 5.11. Merger, Conversion, Consolidation or Succession to Business of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 5.08, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities of any tranche shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force that the certificate of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

ARTICLE 6

CONCERNING THE SECURITYHOLDERS

Section 6.01. Evidence of Action Taken by Securityholders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 5.01 and 5.02) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Article.

Section 6.02. Proof of Execution of Instruments and of Holding of Securities; Record Date. Subject to Sections 5.01 and 5.02, the execution of any instrument by a Securityholder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Securities shall be proved by the Register or by a certificate of the Registrar. The Issuer may set a record date for purposes of determining the identity of holders of Securities entitled to vote or consent to any action referred to in Section 6.01, which record date may be set at any time or from time to time by notice to the Trustee, for any date or dates (in the case of any adjournment or resolicitation) not more than 60 days nor less than five days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, only holders of Securities of record on such record date shall be entitled to so vote or give such consent or to withdraw such vote or consent.

Section 6.03. Holders to be Treated as Owners. The Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat the person in whose name any Securities shall be registered upon the Register as the absolute owner of such Securities (whether or not such Securities shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Securities and for all other purposes; and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Securities. So long as any Securities are registered in the name of the Common Depositary, the beneficial ownership of such Securities shall be proved by the records of Euroclear or Clearsteam, as the case may be.

In the case of a Global Security, its holder shall be entitled to take any relevant action with respect to all or only a portion of the aggregate principal amount represented by such Global Security in accordance with procedures agreed with the Trustee.

Section 6.04. Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in 5.01 and 5.02, of the taking of any action by the holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action, any holder of a Securities the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Securities. Except as aforesaid any such action taken by the holder of any Securities shall be conclusive and binding upon such holder and upon all future holders and owners of such Securities and of any Securities issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Securities. Any action taken by the holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action shall be conclusively binding upon the Issuer, the Trustee and the holders of all the Securities.

ARTICLE 7

SUPPLEMENTAL INDENTURES

Section 7.01. Supplemental Indentures Without Consent of Securityholders. The Issuer, when authorized by a resolution of its Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities any property or assets;

(b) to evidence the succession of another corporation to the Guarantor, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Guarantor pursuant to Article 8;

(c) to add to the covenants of the Issuer such further covenants, restrictions, conditions or provisions as its Board of Directors and the Trustee shall reasonably consider to be for the protection of the holders of Securities, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture and in the Collateral Agreement as herein and therein set forth; provided that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the holders of a majority in aggregate principal amount of the Securities to waive such an Event of Default (for the avoidance of doubt, the Issuer shall not be under any obligation to execute any Supplemental Indenture);

(d) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; or to make such other provisions in regard to matters or questions arising under this Indenture or under any supplemental indenture as the Board of Directors may deem necessary or desirable and which shall not adversely affect the interests of the holders of the Securities; and

(e) to issue additional tranches of Securities in accordance with Section 2.02.

The Trustee is hereby authorized to join in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this section may be executed without the consent of the holders of any of the Securities at the time outstanding, notwithstanding any of the provisions of Section 7.02.

Section 7.02. Supplemental Indentures with Consent of Securityholders. With the consent (evidenced as provided in Article 6) of the holders of not less than the majority in aggregate principal amount of the Securities of all tranches then outstanding, the Issuer, when authorized by a resolution of its Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Securities; provided, that no such supplemental indenture shall (a) extend the final maturity of the Securities of any tranche, or reduce the principal amount thereof, or amend the manner of calculating the rate or extend the time of payment of interest thereon, or impair or affect the right of any Securityholder to institute suit for the payment thereof without the consent of the holder of each Security so affected, or (b) reduce the aforesaid percentage of Securities, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all Securities then outstanding.

Upon the request of the Issuer, accompanied by a copy of a resolution of the Board of Directors certified by an Authorized Director of the Issuer authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders and other documents, if any, required by Section 6.01 the Trustee shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Securityholders under this section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Issuer shall mail a notice thereof by first-class mail to the holders of Securities whose holdings will be governed or affected by such supplemental indenture at their addresses as they shall appear on the Register, setting forth in general terms the substance of such supplemental indenture. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 7.03. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer and the holders of Securities shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 7.04. Documents to Be Given to Trustee. The Trustee, subject to the provisions of Sections 5.01 and 5.02, may receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such supplemental indenture complies with the applicable provisions of this Indenture.

Section 7.05. Notation on Securities in Respect of Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form approved by the Trustee as to any matter provided for by such supplemental indenture or as to any action taken at any such meeting. If the Issuer or the Trustee shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Issuer, authenticated by the Trustee and delivered in exchange for the Securities then outstanding.

ARTICLE 8

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

Section 8.01. Consolidation, Merger, Sale or Conveyance. (a) So long as any Securities remain outstanding, the Issuer may not consolidate with or merge into any other corporation or corporations (whether or not affiliated with the Issuer) or sell, lease or convey its properties and assets as an entirety or substantially as an entirety.

(b) Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation of the Guarantor with, or merger of the Guarantor into, any other corporation or corporations (whether or not affiliated with the Guarantor), or successive consolidations or mergers to which the Guarantor or its respective successors shall be a party, or shall prevent any sale, lease or conveyance of the property of the Guarantor as an entirety or substantially as an entirety; provided that, and the Guarantor hereby covenants and agrees, upon any such consolidation, merger, sale, lease or conveyance, the due and punctual payment of the principal of and interest on the Securities of all tranches under the Parent Guarantee, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Guarantor shall be expressly assumed, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the corporation formed by such consolidation, or into which the Guarantor shall have been merged, or which shall have acquired such property.

Section 8.02. Successor Corporation Substituted. In case of any such consolidation, merger, sale or conveyance, and following such an assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein.

Such successor corporation may cause to be signed, and may, subject to the limits of this Indenture, issue either in its own name or in the name of the Guarantor prior to such succession the Parent Guarantee issuable hereunder which theretofore shall not have been signed by the Guarantor and delivered to the Trustee; and, upon the order of such successor corporation, instead of the Guarantor and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any such Securities which previously shall have been signed and delivered by the officers of the Issuer to the Trustee for authentication. The Parent Guarantee so issued shall in all respects have the same legal rank and benefit under this Indenture as the Parent Guarantee theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Parent Guarantee had been issued at the date of the execution hereof.

In case of any such consolidation, merger, sale, lease or conveyance such changes in phraseology and form (but not in substance) may be made in the Parent Guarantee thereafter to be issued as may be appropriate.

In the event of any such sale or conveyance (other than a conveyance by way of lease) the Guarantor or any successor corporation which shall theretofore have become such in the manner described in this Article shall be discharged from all obligations and covenants under this Indenture and the Parent Guarantee and may be liquidated and dissolved.

Section 8.03. Opinion of Counsel to Trustee. The Trustee, subject to the provisions of Sections 5.01 and 5.02, may receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this Indenture.

ARTICLE 9

PARENT GUARANTEE

Section 9.01. Unconditional Guarantee. The Guarantor hereby unconditionally guarantees (a “Parent Guarantee”) to each holder of a Security authenticated by the Trustee and to the Trustee and its successors and assigns that: all payments on the Securities of each tranche issued hereunder will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and all other obligations of the Issuer to the Securityholders or the Trustee hereunder or under any of the Securities will be promptly paid in full or performed all in accordance with the terms hereof and thereof. The Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of the validity, regularity or enforceability of any of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Securityholder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that the Parent Guarantee will not be discharged except by complete performance of the obligations contained in all of the Securities, this Indenture and the Parent Guarantee. If any Securityholder or the Trustee is required by any court or otherwise to return to the Issuer, Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or Guarantor, as the case may be, any amount paid by the Issuer or Guarantor to the Trustee or such Securities holder, the Parent Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Section 9.02. Severability. In case any provision of the Parent Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 9.03. Execution of Parent Guarantee. To further evidence the Parent Guarantee to the Securityholders, the Guarantor hereby agrees to execute a Parent Guarantee to be endorsed on each Security of each tranche ordered to be authenticated and delivered by the Trustee. The Guarantor hereby agrees that its Parent Guarantee set forth in Section 9.01 shall remain in full force and effect notwithstanding any failure to endorse on any Security a Parent Guarantee. The Parent Guarantee shall be signed on behalf of the Guarantor by its Authorized Director prior to the authentication of the particular Securities on which it is endorsed, and the delivery of such Securities by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Parent Guarantee on behalf of the Guarantor. Such signature upon the Parent Guarantee may be manual or facsimile signature of such Authorized Director of the Guarantor and may be imprinted or otherwise reproduced on the Parent Guarantee, and in case such Authorized Director who shall have signed the Parent Guarantee shall cease to be such Authorized Director before the Securities on which such Parent Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Issuer, such Securities nevertheless may be authenticated and delivered or disposed of as though the Person who signed the Parent Guarantee had not ceased to be such Authorized Director.

Section 9.04. Subordination of Subrogation and Other Rights. The Guarantor hereby agrees that any claim against the Issuer that arises from the payment, performance or enforcement of the Guarantor’s obligations under the Parent Guarantee or this Indenture, including, without limitation, any right of subrogation, shall be subject and subordinate to, and no payment with respect to any such claim of the Guarantor shall be made before, the payment in full in cash of all outstanding Securities of all tranches in accordance with the provisions provided therefor in this Indenture.

ARTICLE 10

SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

Section 10.01. Optional Redemption. With respect to any tranche of Securities, on any Business Day after the date that is six months prior to that tranche’s Maturity Date, the Issuer may at its option redeem all but not less than all the Securities outstanding in that tranche upon not less than 30 nor more than 60 days’ notice before the date set forth in the notice as the date set for redemption (the “Redemption Date”) at a redemption price equal to 100.5% of the aggregate principal amount of the Securities being redeemed plus any accrued but unpaid interest, any Additional Amounts and any Break Funding Costs as of the Redemption Date. Upon redemption or other repayment in full of the Securities of all tranches issued hereunder, this Indenture shall cease to be of further effect, except in respect of obligations of the Issuer to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances as provided in Section 5.06.

Section 10.02. Notice of Redemption. Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before any Redemption Date to each Holder of Securities to be redeemed (a) in the case of Securities evidenced by a Global Security, to the Common Depositary for communication by it to its participants (without any additional publication required if such Global Security evidences the Securities of all tranches issued hereunder in their entirety), with any such notice deemed to have been given to the Holders of such Securities on the seventh day after the day on which such notice was given to the clearing systems or (b) in the case of Definitive Securities, at such Holder’s address appearing on the Register.

Section 10.03. Satisfaction and Discharge of Indenture. If at any time (a) the Issuer shall have paid or caused to be paid the principal of and interest on all the Securities of all tranches outstanding hereunder, as and when the same shall have become due and payable, or (b) the Issuer shall have delivered to the Trustee for cancellation all Securities theretofore authenticated (other than any Securities which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.08) or (c) the Issuer shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount in cash (other than moneys repaid by the Trustee or any paying agent to the Issuer in accordance with Section 10.06) sufficient to pay at maturity of each tranche of Securities not theretofore delivered to the Trustee for cancellation, including principal and interest due or to become due to such date of maturity as the case may be, and if, in any such case, the Issuer shall also pay or cause to be paid all other sums payable hereunder by the Issuer, then this Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer and exchange, (ii) substitution of apparently mutilated, defaced, destroyed, lost or stolen Securities, (iii) rights of holders to receive payments of principal thereof and interest thereon, (iv) the rights, obligations and immunities of the Trustee hereunder and (v) the rights of the Securityholders as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them), and the Trustee, on demand of the Issuer accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Issuer, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture. The Issuer agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities.

Section 10.04. Application by Trustee of Funds Deposited for Payment of Securities. Subject to Section 10.06, all moneys deposited with the Trustee pursuant to Section 10.03 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Issuer acting as its own paying agent), to the holders of the particular Securities for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest; but such money need not be segregated from other funds except to the extent required by law.

Section 10.05. Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture all moneys then held by any paying agent under the provisions of this Indenture shall, upon demand of the Issuer, be repaid to it or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys.

Section 10.06. Return of Moneys Held by Trustee and Paying Agent Unclaimed for Three Years. Any moneys deposited with or paid to the Trustee or any paying agent for the payment of the principal of or interest on any Securities and not applied but remaining unclaimed for three years after the date upon which such principal or interest shall have become due and payable, shall, upon the written request of the Issuer and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Issuer by the Trustee or such paying agent, and the holder of such Securities shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Issuer for any payment which such holder may be entitled to collect, and all liability of the Trustee or any paying agent with respect to such moneys shall thereupon cease.

ARTICLE 11

MISCELLANEOUS PROVISIONS

Section 11.01. Provisions of Indenture for the Sole Benefit of Parties and Securityholders. Nothing in this Indenture or in any of the Securities, expressed or implied, shall give or be construed to give to any Person other than the parties hereto and their successors and the holders of any of the Securities, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the holders of the Securities.

Section 11.02. Successors and Assigns of Issuer and the Guarantor Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Issuer and the Guarantor shall bind their respective successors and assigns, whether so expressed or not.

Section 11.03. Notices and Demands on Issuer, the Guarantor, Trustee and Securityholders. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Securities to or on the Issuer or the Guarantor may be given or served by courier, telex, facsimile transmission, certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested) or electronic messaging system to the Issuer at:

Eco Telecom Limited

Suite 2, 4 Irish Place

Gibraltar

Attention: Franz Wolf

Fax number: +350 41988

email: ctfh@ctfh.gi, or

to the Guarantor at:

Altimo Holdings & Investments Limited

Suite 2, 4 Irish Palace

Gibraltar

Attention: Franz Wolf

Fax number: +350 41988

email: ctfh@ctfh.gi,

and in each case with a copy to fax number: +7495 981-4448,

and shall be effective upon satisfaction of the effectiveness requirements for such notice set forth in the last sentence of this paragraph with respect to the Issuer or the Guarantor, as the case may be. Any notice, direction, request or demand by the Issuer, the Guarantor, or any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made at the Corporate Trust Office. Any such notice or other communication shall be effective (i) if in writing and delivered in person or by courier, at the time when it is delivered; (ii) if sent by telex, at the time when the recipient’s answerback is received; (iii) if sent by facsimile transmission, at the time when the transmission is received by a responsible employee of the recipient in legible form; (iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), at the time when that mail is delivered or its delivery is attempted; and (v) if sent by electronic messaging system, at the time that receipt of such electronic message is confirmed by telephone; except that any notice or communication which is received, or delivery of which is attempted, after close of business on the date of receipt or attempted delivery on a day which is not a Business Day shall be treated as given at the opening of business on the next following Business Day.

Where this Indenture provides for notice to holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) (a) in the case of Securities evidenced by a Global Security, if such notice for Holders of such Securities is given to the Common Depositary for communication by it to its participants (without any additional publication required if such Global Security evidences the Securities of all tranches issued hereunder in their entirety), with any such notice deemed to have been given to the Holders of such Securities on the seventh day after the day on which such notice was given to the clearing systems or (b) in the case of Definitive Securities, if such notice is given if in writing and mailed, first-class postage prepaid, to each holder entitled thereto, at his last address as it appears in the Register. In any case where notice to holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular holder shall affect the sufficiency of such notice with respect to other holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 11.04. Officers’ Certificates and Opinions of Counsel; Statements to Be Contained Therein. Upon any application or demand by the Issuer to the Trustee to take any action under any of the provisions of this Indenture, the Issuer shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and, if required by the Trustee in its sole discretion, an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (c) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Any certificate, statement or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters information with respect to which is in the possession of the Issuer, upon the certificate, statement or opinion of or representations by an officer or officers of the Issuer, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Section 11.05. New York Law to Govern. This Indenture and each Security shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State (without giving effect to the conflicts of laws provisions thereof other than Section 5-1401 of the General Obligations Law of the State of New York, which is expressly made applicable hereto), except as may otherwise be required by mandatory provisions of law.

Section 11.06. Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 11.07. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 11.08. Arbitration and Judicial Proceedings. (a) All disputes arising out of or in connection with this Indenture, the Securities or the Parent Guarantee (each such dispute, a “Dispute”) shall be referred to and finally settled by arbitration under the Rules of Arbitration (the “ICC Rules”) of the International Chamber of Commerce (“ICC”), which Rules are deemed to be incorporated by reference into this clause. The language of the arbitration shall be English. The parties hereby expressly agree that any dispute which arises out of or in connection with this Indenture, the Securities or the Parent Guarantee will necessarily require resolution as a matter of exceptional urgency. The arbitration proceedings shall be conducted in New York, by a tribunal of three arbitrators and New York shall be the seat of the arbitration. Each party is to appoint one arbitrator. The chairman shall be an arbitrator selected by agreement of the two party appointed arbitrators. If the two party appointed arbitrators are unable to agree upon a chairman, the chairman shall be appointed by the Court of Arbitration of the ICC in accordance with Article 9 of the ICC Rules. The arbitration tribunal shall determine any Dispute in accordance with the laws of the State of New York. The parties to this Indenture agree that any decision of the arbitration tribunal shall be conclusive, binding and enforceable in any court of competent jurisdiction.

(b) The parties to this Indenture hereby waive any right to refer any such Dispute to any other forum or tribunal, with the exception of the jurisdiction of a competent court in New York County to grant equitable relief necessary to preserve any party’s rights and remedies under this Indenture, the Securities or the Parent Guarantee, as the case may be, until such time as an arbitral tribunal has been selected and arbitration proceedings before such tribunal can commence. No court other than a court of competent jurisdiction in New York shall have jurisdiction to hear any Dispute among any of the parties to this Indenture. The arbitral tribunal shall be entitled to grant injunctive or other equitable relief to prevent breaches of this Indenture, the Securities or the Parent Guarantee or to enforce specifically the performance or the terms and provisions hereof or thereof, as the case may be. To the fullest extent it may effectively do so under applicable law, each party hereto irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(c) TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO HEREBY WAIVE AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTY HERETO THAT THE PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT UPON

WHICH SUCH OTHER PARTY HERETO HAS RELIED, IS RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND ANY DOCUMENT RELATED THERETO. EACH PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY HERETO TO THE WAIVER OF ITS RIGHTS TO TRIAL BY JURY.

Nothing in this Section shall affect the right of any party hereto to serve process in accordance with Section 11.09 below or in any manner permitted by law.

Section 11.09. Agent for Service; Waiver of Immunities. (a) By the execution and delivery of this Indenture, each of the Issuer and the Guarantor (i) acknowledges that it has irrevocably designated and appointed CT Corporation System, with offices at 111 Eighth Avenue, 13th floor, New York, New York, 10011, as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Securities, the Parent Guarantee, this Indenture or the Collateral Agreement that may be instituted in any United States federal or New York state court in the Borough of Manhattan, The City of New York or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder) and (ii) agrees that service of process upon CT Corporation System and written notice of said service to the Issuer or the Guarantor, as the case may be, shall be deemed in every respect effective service of process upon the Issuer or the Guarantor, as the case may be, in any such suit or proceeding. Each of the Issuer and the Guarantor further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CT Corporation System in full force and effect so long as any of the Securities shall be outstanding.

(b) Each of the Issuer and the Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to laying of venue of any such action, suit or proceeding in any such court or any appellate court with respect thereto and irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such action, suit or proceeding in any such court.

(c) To the extent that the Issuer or the Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each of the Issuer and the Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Indenture, the Collateral Agreement, the Parent Guarantee and the Securities, to the extent permitted by law.

Section 11.10. Conversion of Currency. (a) Each of the Issuer and the Guarantor covenants and agrees that the following provisions and the provisions of paragraph (b) below shall apply to conversion of currency in the case of the Securities, the Parent Guarantee, the Collateral Agreement and this Indenture to the fullest extent permitted by applicable law:

(i) If for the purposes of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into any other currency (the “Judgment Currency”) an amount due or contingently due under the Securities, the Parent Guarantee and this Indenture (the “Required Currency”), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

(ii) If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Issuer or the Guarantor, as the case may be, shall pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the Judgment Currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Required Currency originally due.

(b) In the event of the winding-up of the Issuer or the Guarantor at any time while any amount or damages owing under the Securities, the Parent Guarantees, the Collateral Agreement and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Issuer and the Guarantor shall indemnify and hold the Holders of Securities and the Indenture Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the equivalent of the amount in the Required Currency (other than under this Subsection) is calculated for the purposes of such winding-up and (ii) the final date for the filing of proofs of claim in such winding-up. For the purpose of this Subsection, the final date for the filing of proofs of claim in the winding-up of the Issuer or the Guarantor shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Issuer or the Guarantor may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

The obligations contained in Subsections (a) and (b) of this Section shall constitute separate and independent obligations of the Issuer and the Guarantor from their other obligations under the Securities, the Parent Guarantee and this Indenture, shall give rise to separate and independent causes of action against the Issuer and the Guarantor, shall apply irrespective of any waiver or extension granted by any Holder or Trustee from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Issuer or the Guarantor for a liquidated sum in respect of amounts due hereunder or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Issuer, the Guarantor or the applicable liquidator.

Section 11.11. Calculation Agent. The determinations and calculations of the Calculation Agent shall be made in good faith and in a commercially reasonable manner, and shall be binding in the absence of manifest error. The Calculation Agent shall immediately notify the Issuer and the Trustee of all of its determinations and calculations hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first above written.

ECO TELECOM LIMITED

[Seal]

The Common Seal of the Eco Telecom Limited was affixed hereto in the presence of:

By:	/s/ Marina Kushnareva
Name:	Marina Kushnareva
Title:	Authorized Director

By:	/s/ Church Lane Trustee Limited
Name:
Title:	Company Secretary

ALTIMO HOLDINGS & INVESTMENTS LIMITED, as Guarantor

By:	/s/ Franz Wolf
Name:	Franz Wolf
Title:	Authorized Director

[Seal]

The Common Seal of Altimo Holdings & Investments Limited was affixed in the presence of:

Name:	Franz Wolf	Church Lane Trustees Limited
Title:	Authorized Director	Secretary

DEUTSCHE INTERNATIONAL CORPORATE SERVICES LIMITED, as Trustee

By:	/s/ Mark A. Rumbold
Name:	Mark A. Rumbold
Title:	Authorized Signatory

By:	/s/ James Saout
Name:	James Saout
Title:	Authorized Signatory

DEUTSCHE BANK AG LONDON BRANCH, as Calculation Agent

By:	/s/ Andrew Dixon-Smith
Name:	Andrew Dixon-Smith
Title:	Legal Counsel

By:	/s/ Colin Greene
Name:	Colin Greene
Title:	Managing Director

[SCHEDULE INTENTIONALLY OMITTED]